As filed with the Securities and Exchange Commission on August 3, 2026

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Stellantis N.V.
(Exact name of Registrant as specified in its charter)
The Netherlands
(State or other jurisdiction of
incorporation or organization)
Not Applicable
(I.R.S. Employer Identification Number)
Taurusavenue 1
2132 LS Hoofddorp, The Netherlands
Telephone No.: +31 23 700 1511
(Address and telephone number of Registrant’s principal executive offices)

Stellantis Finance US Inc.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of
incorporation or organization)
61-1818372
(I.R.S. Employer Identification Number)
1000 Chrysler Drive, Auburn Hills
Michigan 48326, U.S.A.
Telephone No.: (248) 512-3986
 (Address and telephone number of
Registrant’s principal executive offices)

Stellantis Finance US Inc.
1000 Chrysler Drive, Auburn Hills
Michigan 48326, U.S.A.
Tel. No.: (248) 512-3986
(Name, address and telephone number of agent for service)

Please send copies of all communications to:

Oderisio de Vito Piscicelli
Sullivan & Cromwell LLP
1 New Fetter Lane
London EC4A 1AN, England
Tel. No.: 44-20-7959-8900

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

PROSPECTUS
STELLANTIS N.V.
Debt Securities
Common Shares

STELLANTIS FINANCE US INC.
Debt Securities
fully and unconditionally guaranteed by Stellantis N.V.

____________________

Stellantis N.V. or Stellantis Finance US Inc. may use this prospectus to offer from time to time any of the securities identified above, or any combination thereof, in each case, in one or more series and in one or more offerings. This prospectus provides a general description of the securities and the general manner in which they may be offered.

Each time we sell the securities described in this prospectus, we will provide one or more supplements to this prospectus that will contain specific information about those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us”, carefully before you invest.

We may offer and sell these securities to or through underwriters, dealers and/or agents, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering, including the names of any underwriters and their compensation. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

Stellantis N.V.’s common shares are admitted to trading on the New York Stock Exchange under the symbol “STLA”. The applicable prospectus supplement will indicate if the debt securities offered thereby will be listed on any securities exchange.

Investing in these securities involves certain risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
____________________

Prospectus dated August 3, 2026.

TABLE OF CONTENTS

ABOUT THIS PROSPECTUS ......................................................................................................................................	1
SUMMARY OF RISK FACTORS ................................................................................................................................	2
RISK FACTORS ...........................................................................................................................................................	5
ISSUER OF GUARANTEED SECURITIES ...............................................................................................................	9
CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS .....................................	10
WHERE YOU CAN FIND MORE INFORMATION ABOUT US .............................................................................	12
ENFORCEABILITY OF CIVIL LIABILITIES ...........................................................................................................	14
STELLANTIS N.V .......................................................................................................................................................	15
STELLANTIS FINANCE US INC ...............................................................................................................................	15
USE OF PROCEEDS ....................................................................................................................................................	16
CAPITALIZATION AND INDEBTEDNESS...............................................................................................................	17
DESCRIPTION OF DEBT SECURITIES AND GUARANTEES ...............................................................................	18
DESCRIPTION OF COMMON SHARES ....................................................................................................................	41
CLEARANCE AND SETTLEMENT ...........................................................................................................................	42
TAXATION ..................................................................................................................................................................	45
PLAN OF DISTRIBUTION ..........................................................................................................................................	62
VALIDITY OF SECURITIES .......................................................................................................................................	65
EXPERTS ......................................................................................................................................................................	66
EXPENSES ....................................................................................................................................................................	67

ABOUT THIS PROSPECTUS

In this prospectus, unless otherwise specified, the terms “we”, “our” and “us” refer to Stellantis N.V. and Stellantis Finance US Inc., or, if the context requires, the Group, “Group” refers to Stellantis N.V. together with its consolidated subsidiaries, “Stellantis” refers to Stellantis N.V. individually, or, if the context requires, Stellantis N.V. together with its consolidated subsidiaries, “Stellantis Finance” refers to Stellantis Finance US Inc., “Stellantis debt issuers” refers to Stellantis and Stellantis Finance (each a “Stellantis debt issuer”), the “guarantor” refers to Stellantis N.V., “FCA” refers to Fiat Chrysler Automobiles N.V. or Fiat Chrysler Automobiles N.V. together with its consolidated subsidiaries, or any one or more of them, as the context may require, and “PSA” refers to Peugeot S.A. or Peugeot S.A. together with its consolidated subsidiaries, or any one or more of them, as the context may require.

This prospectus is part of a registration statement that we filed with the SEC utilizing a shelf registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of those securities and their offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any accompanying prospectus supplement, together with the additional information described under the heading “Where You Can Find More Information About Us”, carefully before you invest.

Each of the Stellantis debt issuers may be the issuer in an offering of debt securities. Debt securities offered by Stellantis will be issued under an indenture to be entered into among Stellantis, as issuer, and a trustee (the “Stellantis indenture”). Debt securities offered by Stellantis Finance will be guaranteed by Stellantis and will be issued under an indenture to be entered into among Stellantis Finance, as issuer, Stellantis, as guarantor and a trustee (the “Stellantis Finance indenture” and together with the Stellantis indenture, the “indentures”). See “Description of Debt Securities and Guarantees”.

Additionally, Stellantis will be the issuer in an offering of common shares. We refer to the debt securities issued by Stellantis or Stellantis Finance collectively as the debt securities. The debt securities and common shares that may be offered using this prospectus are referred to collectively as the securities.

SUMMARY OF RISK FACTORS

Investing in our securities involves risk. You should consider carefully the risk factors incorporated by reference into this prospectus and the risk factors described in “Risk Factors” as well as the other information set out elsewhere in this prospectus (including any other documents incorporated by reference herein) before you decide to buy our securities. The following list summarizes some, but not all, of these risks. Please read the information in the section entitled “Risk Factors” for a more thorough description of these and other risks:

Risks Related to Stellantis and the Group
Risks Related to Our Business, Strategy and Operations

•If our vehicle shipment volumes continue to deteriorate, particularly shipments of pickup trucks and larger sport utility vehicles in the U.S. market, and overall shipments of vehicles in the European market, our results of operations and financial condition will suffer.
•Our business may be adversely affected by global financial markets, general economic conditions, enforcement of government incentive programs, geopolitical volatility and protectionist trade policies, as well as other macro developments over which we have no control.
•Our future performance depends on our ability to accurately predict demand, and effectively compete, in the market for electrified vehicles.
•Our future performance depends on our ability to offer innovative, attractive and relevant products.
•A significant malfunction, disruption or security breach compromising the operation of our information technology systems could damage our reputation, disrupt our business and adversely impact our ability to compete.
•A significant security breach compromising the electronic control systems contained in our vehicles could damage our reputation, disrupt our business and adversely impact our ability to compete.
•Our success largely depends on the ability of our management team to operate and manage effectively and our ability to attract and retain experienced management and employees.
•Labor laws and collective bargaining agreements with our labor unions could impact our ability to increase the efficiency of our operations, and we may be subject to work stoppages in the event we are unable to agree on collective bargaining agreement terms or have other disagreements.
•Our reliance on partnerships in order to offer consumers and dealers financing and leasing services in certain markets could adversely affect our vehicle sales.
•Our financial services companies subject us to the risks inherent in that business.

Risks Related to the Industry in which We Operate
•We face risks associated with increases in costs, disruptions of supply or shortages of raw materials, parts, components and systems used in our vehicles.
•The automotive industry is highly competitive and cyclical, and we may suffer from those factors more than some of our competitors.
•Vehicle retail sales depend heavily on affordable interest rates and availability of credit for vehicle financing and a substantial increase in interest rates could adversely affect our business.
•We are subject to risks related to natural and industrial disasters, terrorist attacks, pandemics and climatic or other catastrophic events.
•We are subject to risks associated with exchange rate fluctuations, interest rate changes and credit risk.

Risks Related to the Legal and Regulatory Environment in which We Operate
•Current and more stringent future or incremental laws, regulations and governmental policies, including those regarding increased fuel efficiency requirements and reduced greenhouse gas and tailpipe emissions, have a significant effect on how we do business and may result in additional liabilities and negatively affect our operations and results.
•We remain subject to ongoing diesel emissions investigations by several governmental agencies and to a number of related private lawsuits, which may lead to further claims, lawsuits and enforcement actions, and result in additional penalties, settlements or damage awards and may also adversely affect our reputation with consumers.
•Our business operations and reputation may be impacted by various types of claims, lawsuits, and other contingencies.

•We face risks related to quality and vehicle safety issues, which could lead to product recalls and warranty obligations that may result in direct costs, and any resulting loss of vehicle sales could have material adverse effects on our business.
•We are subject to laws and regulations relating to corruption and bribery, as well as stakeholder expectations relating to human rights in the supply chain and a failure to meet these legislative and stakeholder standards could lead to enforcement actions, penalties or damage awards and may also adversely affect our reputation with consumers.
•We may not be able to adequately protect our intellectual property rights, which may harm our business.
•It may be difficult to enforce U.S. judgments against our Directors, Senior Management and independent auditors.
•As an employer with a large workforce, we face risks related to the health and safety of our employees, as well as reputational risk related to diversity and inclusion.
•Failure to maintain effective internal controls in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 could have an adverse effect on our business and the value of our common shares.

Risks Related to Our Liquidity and Existing Indebtedness
•Limitations on our liquidity and access to funding, as well as our significant outstanding indebtedness, may restrict our financial and operating flexibility and our ability to execute our business strategies, obtain additional funding on competitive terms and improve our financial condition and results of operations.

Risks Related to Taxation
•The French tax authorities may revoke or disregard in whole or in part the rulings confirming the neutral tax treatment of the merger for former PSA and the transfer of tax losses carried forward by the legacy PSA French tax consolidated group.
•We operate so as to be treated exclusively as a resident of The Netherlands for tax purposes, but the tax authorities of other jurisdictions may treat us as also being a resident of another jurisdiction for tax purposes.
•We may not qualify for benefits under the tax treaties entered into between The Netherlands and other countries.
•The tax consequences of the loyalty voting structure are uncertain.
•There may be potential passive foreign investment company tax considerations for U.S. Shareholders.
•The IRS may not agree with the determination that Stellantis should not be treated as a domestic corporation for U.S. federal income tax purposes, and adverse tax consequences could result to us and our shareholders if the IRS were to successfully challenge such determination.
•If we fail to maintain a permanent establishment in France, we could experience adverse tax consequences.
•We and our subsidiaries are subject to tax laws and treaties of numerous jurisdictions. Future changes to such laws or treaties could adversely affect us and our subsidiaries and our shareholders and holders of special voting shares. In addition, the interpretation of these laws and treaties is subject to challenge by the relevant governmental authorities.

Risks Related to the Common Shares
•The loyalty voting structure may concentrate voting power in a small number of our shareholders and such concentration may increase over time.
•The loyalty voting structure may affect the liquidity of Stellantis’ common shares and reduce the share price.
•The loyalty voting structure may prevent or frustrate attempts by Stellantis’ shareholders to change its management and hinder efforts to acquire a controlling interest in Stellantis, and the market price of Stellantis’ common shares may be lower as a result.
•The market price of Stellantis’ shares may be volatile.

Risks Related to the Debt Securities and Guarantees
•Since Stellantis is a holding company and conducts most of its operations through subsidiaries, your right to receive payments on debt securities issued by Stellantis or on the guarantees is subordinated to the other liabilities of its subsidiaries.
•Stellantis Finance is a finance subsidiary that has no revenue-generating operations of its own and depends on cash received from other members of the Group to be able to make payments on the debt securities.
•Because the debt securities are unsecured, your right to receive payments may be adversely affected.
•The Stellantis debt issuers can incur significantly more debt in the future, and your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures.

•A ratings decline could adversely affect the value of the debt securities.
•Should a Stellantis debt issuer default on its debt securities, or should the guarantor default on the guarantees, your right to receive payments on such debt securities or guarantees may be adversely affected by applicable insolvency laws.
•We may not be able to repurchase the debt securities upon a change of control, which would result in a default under the debt securities.
•The provisions relating to change of control transactions will not necessarily afford you protection in the event of a change of control transaction, even if the transaction is highly leveraged.
•The debt securities lack a developed trading market, and such a market may never develop.
•The debt securities may be subject to redemption by the Stellantis debt issuers.
•An increase in interest rates could result in a decrease in the relative value of the fixed rate debt securities.

RISK FACTORS

Investing in the securities offered using this prospectus involves risk. You should consider carefully the risks described below, together with the risks described in the documents incorporated by reference into this prospectus and any risk factors included in the prospectus supplement, before you decide to buy our securities. If any of these risks actually occur, our business, financial condition and results of operations could suffer, and the trading price and liquidity of the securities offered using this prospectus could decline, in which case you may lose all or part of your investment.

Risks Related to Stellantis and the Group

You should read the section entitled “Risk Factors” in Stellantis’s Annual Report on Form 20-F for the fiscal year ended December 31, 2025 (the “2025 Annual Report”), which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Stellantis and the Group.

Risks Related to the Common Shares

You should read “Risk Factors—Risks Related to the Ownership of Our Shares” in the 2025 Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information on risks relating to Stellantis’s common shares.

The market price of Stellantis’ shares may be volatile.

The market price of Stellantis’ common shares may be volatile as a result of various factors, many of which are beyond our control. These factors include, but are not limited to, the following:

•market expectations for our financial performance;

•actual or anticipated fluctuations in our results of operations and financial condition;

•volatility in the market as a whole or investor perception of the auto industry or of our competitors;

•changes in financial estimates or investment recommendations by securities analysts; or

•the occurrence of any of the matters discussed in risk factors in the documents incorporated herein by reference.

Risks Related to the Debt Securities and Guarantees

Since Stellantis is a holding company and conducts most of its operations through subsidiaries, your right to receive payments on debt securities issued by Stellantis or on the guarantees is subordinated to the other liabilities of its subsidiaries.

Stellantis is a holding company and most of its operations are conducted through its subsidiaries. Stellantis’ ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. No member of the Group (other than the Stellantis debt issuers, or the guarantor, as the case may be) has any obligation, contingent or otherwise, to pay any amounts due under the debt securities or to make funds available to the Stellantis debt issuers or the guarantor to enable them to pay any amounts due under the debt securities or the guarantees. Moreover, Stellantis’ subsidiaries and affiliated companies are not required, and may not be able, to pay dividends to Stellantis, which could limit the amount of funds available to meet payment obligations under the securities it may offer. Claims of the creditors of Stellantis’ subsidiaries have priority as to the assets of such subsidiaries over the claims of Stellantis. Consequently, in the event of insolvency of Stellantis, the claims of holders of debt securities guaranteed or issued by Stellantis would be structurally subordinated to the prior claims of the creditors of subsidiaries of Stellantis.

Moreover, some of Stellantis’ subsidiaries are subject to laws restricting the amount of dividend they may pay. For example, subsidiaries of Stellantis incorporated under the laws of England and Wales may be restricted by law in their ability to declare dividends due to failure to meet requirements tied to net asset levels or distributable profits.
Stellantis Finance is a finance subsidiary that has no revenue-generating operations of its own and depends on cash received from other members of the Group to be able to make payments on the debt securities.

Stellantis Finance is an indirect finance subsidiary of Stellantis with limited assets and limited ability to generate revenues. The ability of Stellantis Finance to make any payments on the debt securities will depend on the earnings, business and tax considerations, and legal and contractual restrictions on payments of dividends or other distributions by other members of the Group. If Stellantis Finance is not able to make payments on the debt securities, holders of the debt securities would have to rely on claims for payment under the guarantees, which are subject to the risks and limitations described herein. We cannot assure you that Stellantis Finance will receive sufficient dividends, distributions or loans from other members of the Group to service scheduled payments of interest, principal or other amounts due under the debt securities. Any of the situations described above could adversely affect the ability of Stellantis Finance to service its obligations in respect of the debt securities.

Because the debt securities are unsecured, your right to receive payments may be adversely affected.

The debt securities that we are offering will be unsecured. Unless otherwise specified in the applicable prospectus supplement, the debt securities are not subordinated to any of our other debt obligations and therefore they will rank equally with all our other unsecured and unsubordinated indebtedness. If Stellantis or Stellantis Finance defaults on its debt securities or Stellantis defaults on the guarantees, or in the event of bankruptcy, liquidation or reorganization, then, to the extent that Stellantis or Stellantis Finance have granted security over their assets, the assets that secure these debts will be used to satisfy the obligations under that secured debt before Stellantis or Stellantis Finance, as the case may be, could make payment on the debt securities or the guarantees. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness.

The Stellantis debt issuers can incur significantly more debt in the future, and your rights as a holder of debt securities may be inferior to the rights of holders of debt securities issued under a different series pursuant to the indentures.

There is no restriction on the amount or type of further securities or indebtedness that we may issue, incur or guarantee, as the case may be, that rank senior to, subordinate to, or pari passu with, the debt securities. Each Stellantis debt issuer may issue as many distinct series of debt securities under the applicable indenture (or other indentures entered into from time to time) as they wish. The issue or guaranteeing of any such further securities or indebtedness may reduce the amount recoverable by holders of the debt securities upon bankruptcy, liquidation or reorganization, and may limit our ability to meet obligations under the debt securities or guarantees.

Furthermore, the indentures do not restrict the Stellantis debt issuers from issuing debt securities that provide holders with rights superior to the rights already granted or that may be granted in the future to holders of another series under that indenture. You should read carefully the specific terms of any particular series of debt securities we may offer contained in the prospectus supplement relating to such debt securities.

A ratings decline could adversely affect the value of the debt securities.

One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed in this prospectus, and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Purchasers of securities rely on the creditworthiness of Stellantis and no other person. Any of the rating agencies that rate the debt of a Stellantis debt issuer has the ability to lower the ratings currently assigned to that debt as a result of its views about the current or future business, financial condition or results of operations of the Group or other matters. Any ratings decline could adversely affect the value of the debt securities. Investment in the securities involves the risk that subsequent changes in actual or perceived creditworthiness of the Group may adversely affect the market value of the securities.

Should a Stellantis debt issuer default on its debt securities, or should the guarantor default on the guarantees, your right to receive payments on such debt securities or guarantees may be adversely affected by applicable insolvency laws.

Stellantis is incorporated under the laws of The Netherlands, and Stellantis Finance is incorporated under the laws of Delaware. Accordingly, insolvency proceedings with respect to Stellantis are likely to proceed under, and be governed by, Dutch insolvency law. Under Dutch insolvency law, the procedural and substantive protections afforded to debtors and unsecured creditors against the claims of secured creditors are limited, and it will generally not be possible for Stellantis or other unsecured creditors to prevent or delay the secured creditors from enforcing their security to repay the debts due to them under the terms that such security was granted.

We may not be able to repurchase the debt securities upon a change of control, which would result in a default under the debt securities.

Upon the occurrence of specific kinds of change of control events, holders of debt securities will have the right to require the applicable Stellantis debt issuer to purchase all or a portion of their debt securities pursuant to the offer described below under “Description of the Debt Securities and Guarantees—Redemption and Repayment—Change of Control Put”, at a price in cash equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase, subject to the right of holders of record of such debt securities on the relevant record date to receive interest due on the relevant interest payment date. If we experience a Change of Control Event (as defined in “Description of the Debt Securities and Guarantees—Redemption and Repayment—Change of Control Put”), there can be no assurance that we would have sufficient financial resources available to satisfy our obligations to repurchase the debt securities. The terms of our other existing credit facilities and other financing arrangements may require repayment of amounts outstanding in the event of a change of control and limit our ability to fund the repurchase of debt securities in certain circumstances.

The source of funds for any purchase of debt securities will be our available cash or cash generated from our and our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the debt securities upon a Change of Control Event because we may not have sufficient financial resources to purchase all of the debt securities that are tendered upon a Change of Control Event and to repay our other indebtedness that will become due. We may require additional financing from third parties to fund any such purchases, and we cannot assure you that we would be able to obtain financing on satisfactory terms or at all. In order to avoid the obligations to repurchase the debt securities, we may have to avoid certain change in control transactions that would otherwise be beneficial to us. Our failure to purchase the debt securities as required by their terms would result in an event of default, which could have material adverse consequences for us and the holders of the debt securities and could lead to a cross-default under the terms of our existing and future indebtedness.

The provisions relating to change of control transactions will not necessarily afford you protection in the event of a change of control transaction, even if the transaction is highly leveraged.

The provisions in the indentures relating to change of control transactions will not necessarily afford you protection in the event of a change of control transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us, even if the transaction is highly leveraged. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Event. A Change of Control Event will occur only if the rating of the debt securities is downgraded or withdrawn and the relevant Rating Agency publicly announces that this is the result, in whole or in part, of the change of control or if the debt securities are not rated by any Rating Agency at the relevant time and the debt securities are not subsequently rated within the time period set out in the indentures. Therefore, even if such events constitute a change of control, they may not constitute a Change of Control Event.

The debt securities lack a developed trading market, and such a market may never develop.

The Stellantis debt issuers may issue debt securities in different series with different terms in amounts that are to be determined. There can be no assurance that an active trading market will develop for any series of these debt securities even if we list the debt securities on a securities exchange.

There can also be no assurance regarding the future development of a market for the debt securities or the ability of holders of the debt securities to sell their debt securities or the price at which such holders may be able to sell their debt securities. If such a market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price and this may result in a return that is greater or less than the interest rate on the debt security, in each case depending on many factors, including, among other things, prevailing interest rates, our operating results and the market for similar securities.

Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop. See “Plan of Distribution”.

The debt securities may be subject to redemption by the Stellantis debt issuers.

An optional redemption feature is likely to limit the market value of the debt securities. During any period when a Stellantis debt issuer may elect to redeem debt securities, the market value of those debt securities generally will not rise substantially above the price at which they can be redeemed. This also may be true prior to any redemption period.

The Stellantis debt issuers may be expected to redeem debt securities when their cost of borrowing is lower than the interest rate on the debt securities. At those times, an investor generally would not be able to reinvest the redemption proceeds at an effective interest rate as high as the interest rate on the debt securities being redeemed and may only be able to do so at a significantly lower rate. Potential investors should consider reinvestment risk in light of other investments available at that time.

Alternatively, debt securities may be issued with no maturity date and the applicable Stellantis debt issuer will be under no obligation to redeem such debt securities and the holders of such debt securities will have no right to call for their redemption (save as permitted pursuant to the relevant prospectus supplement).

An increase in interest rates could result in a decrease in the relative value of the fixed rate debt securities.

In general, as market interest rates rise, debt securities bearing interest at a fixed rate generally decline in value because the premium, if any, over market interest rates will decline. Consequently, if you purchase fixed rate debt securities and market interest rates increase, the market value of your fixed rate debt securities may decline. We cannot predict the future level of market interest rates. Investors should consider these matters when making their investment decision with respect to any fixed rate debt securities.

ISSUER OF GUARANTEED SECURITIES

The debt securities Stellantis Finance may issue under this prospectus will be fully and unconditionally guaranteed by Stellantis as to payment of principal, premium (if any), interest and any other amounts due. For a brief description of the general terms of the debt securities and guarantees that we may offer, see below under “Description of Debt Securities and Guarantees” in this prospectus.

Under the terms of the guarantees, Stellantis will fully and unconditionally guarantee the payment of the principal of, premium, if any, and interest on the debt securities issued by Stellantis Finance, including additional amounts, as described below under “—Payment of Additional Amounts”, if any, and sinking fund payments, if any, which may be payable in respect of the debt securities issued by Stellantis Finance. Stellantis will guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise. The guarantees will be the full, direct, unconditional and unsecured general obligations of Stellantis. The debt securities and related guarantees may or may not be subordinated to any of our other debt obligations as indicated in the applicable prospectus supplement. If they are not subordinated, they will rank equally with all our other unsecured and unsubordinated indebtedness.

Stellantis Finance is a wholly owned indirect subsidiary of Stellantis. Stellantis Finance is a finance subsidiary which serves as financing vehicles for Stellantis and its principal source of income consists of payments on intra-group receivables. Stellantis is a holding company and as such its ability to meet its financial obligations is dependent upon the availability of cash flows from its domestic and foreign subsidiaries and affiliated companies through dividends, intercompany advances and other payments. Claims of the creditors of Stellantis’ subsidiaries have priority as to the assets of such subsidiaries over the claims of Stellantis. If Stellantis defaults on its guarantees, its ability to pay any debts existing at the time of the insolvency may be adversely affected by the insolvency laws of the jurisdiction of its organization. In addition, enforcement of each guarantee will be subject to certain generally available defenses under local law. For further discussion, please see “Risk Factors—Since Stellantis is a holding company and conducts most of its operations through subsidiaries, your right to receive payments on debt securities issued by Stellantis or on the guarantees is subordinated to the other liabilities of its subsidiaries” above.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This prospectus, including documents that are filed with the U.S. Securities and Exchange Commission (“SEC”) and incorporated by reference herein, and the related prospectus supplements contain certain forward-looking statements that involve risks and uncertainties. These forward-looking statements are made pursuant to the “Safe Harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact, including statements regarding possible or assumed future performance, competitive strengths, costs, dividends, reserves, our growth, industry growth and other trends and projections and estimated company earnings are forward-looking statements. In some cases, we use words such as “may”, “will”, “expect”, “could”, “should”, “intend”, “estimate”, “anticipate”, “believe”, “remain”, “on track”, “design”, “target”, “objective”, “goal”, “forecast”, “projection”, “outlook”, “prospects”, “plan” and similar expressions to identify forward-looking statements.

These forward-looking statements are not guarantees of future performance. They reflect current views about future events, are based on management’s current expectations and assumptions and are, by their nature, subject to significant risks and uncertainties because they relate to events and depend on circumstances that will occur in the future. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot assure you that our future results, level of activity, performance or achievements will meet these expectations. You should not place undue reliance on forward-looking statements.

Our actual results could differ materially from those anticipated in the forward-looking statements for many reasons, including the risks described above in “Risk Factors”, elsewhere in this prospectus, in the section entitled “Risk Factors” and elsewhere in the 2025 Annual Report, which is incorporated by reference herein, and/or in the other documents we incorporate by reference herein. Factors that could cause actual results and developments to differ materially from those expressed or implied by forward-looking statements, include, without limitation:

•our ability to maintain vehicle shipment volumes;
•changes in the global financial markets, general economic environment and changes in demand for automotive products, which is subject to cyclicality;
•changes in trade policy, the imposition of global and regional tariffs or tariffs targeted to the automotive industry;
•our ability to accurately predict the market demand for electrified vehicles;
•our ability to offer innovative, attractive and relevant products;
•a significant malfunction, disruption or security breach compromising information technology systems or the electronic control systems contained in our vehicles;
•the level of competition in the automotive industry, which may increase due to consolidation and new entrants;
•our ability to attract and retain experienced management and employees;
•exchange rate fluctuations, interest rate changes, credit risk and other market risks;
•increases in costs, disruptions of supply or shortages of raw materials, parts, components and systems used in our vehicles;
•changes in local economic and political conditions;
•the enactment of tax reforms or other changes in laws and regulations;
•the level of governmental economic incentives available to support the adoption of battery electric vehicles;
•the impact of increasingly stringent regulations regarding fuel efficiency and greenhouse gas and tailpipe emissions;
•various types of claims, lawsuits, governmental investigations and other contingencies, including product liability and warranty claims and environmental claims, investigations and lawsuits;
•material operating expenditures in relation to compliance with environmental, health and safety regulations;
•exposure to shortfalls in the funding of our defined benefit pension plans;

•our ability to provide or arrange for access to adequate financing for dealers and retail customers;
•risks related to the operation of financial services companies;
•our ability to access funding to execute our business plan;
•our ability to realize anticipated benefits from joint venture arrangements;
•disruptions arising from political, social and economic instability;
•risks associated with our relationships with employees, dealers and suppliers;
•our ability to maintain effective internal controls over financial reporting;
•developments in labor and industrial relations and developments in applicable labor laws;
•earthquakes or other disasters; and
•other factors discussed elsewhere in this prospectus, in the 2025 Annual Report or in the other documents we incorporate by reference herein.

Any forward-looking statement speaks only as of the date on which such statement is made, and, except as required by applicable law, we undertake no obligation to update such statements, whether to make them conform to actual results or changes in our expectations or otherwise. Additional information, including information regarding factors that may affect our business, is contained in the 2025 Annual Report filed with the SEC, which can be found on Stellantis’ website at www.stellantis.com and in the other documents we file with the SEC. See “Where You Can Find More Information About Us” below.

WHERE YOU CAN FIND MORE INFORMATION ABOUT US

Stellantis files annual reports on Form 20-F with, and furnishes other reports and information to, the SEC. The SEC maintains an Internet site at http://www.sec.gov, from which interested persons can electronically access Stellantis’s SEC filings. These filings are also available to the public on, or accessible through, our website at www.stellantis.com. Further, Stellantis’ common shares are listed on the New York Stock Exchange. You can consult reports and other information about Stellantis that it has filed pursuant to the rules of the New York Stock Exchange at such exchange.

As a foreign private issuer, we are exempt from some of the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including proxy solicitation rules and the rules regarding the furnishing of quarterly reports to the SEC, which are required to be furnished only if required or otherwise provided in our home country domicile.

We have filed with the SEC a registration statement on Form F-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract or other document of ours, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

The SEC allows us to incorporate by reference the information we file with them. This means that we can disclose important information to you by referring to documents. The information that we incorporate by reference is an important part of this prospectus. We incorporate by reference the following documents and any future filings we make with the SEC under Sections 13(a), 13(c) or 15(d) of the Exchange Act, until we complete the offerings using this prospectus:

•the 2025 Annual Report, filed with the SEC on February 26, 2026 (except for the discussion comparing 2024 results to 2023 results incorporated therein);
•the registration statement on Form 8-A containing a description of our common shares, filed on October 1, 2014, and any amendment or report filed for the purpose of updating such description (including the description of our common shares filed as Exhibit 2.1 to the 2025 Annual Report);
•our report on Form 6-K dated July 30, 2026 regarding our interim results as of and for the three and six months ended June 30, 2026 (except for the information contained under the heading "Guidance and Outlook" on page 53 of Exhibit 99.1 thereto); and
•our reports on Form 6-K furnished to the SEC after the date of this prospectus, only to the extent that the forms expressly state that we deem such reports to be filed and incorporate them by reference in this prospectus.
Information that we file with the SEC will automatically update and supersede information in documents filed with the SEC at earlier dates. All information appearing in this prospectus is qualified in its entirety by the information and financial statements, including the notes, contained in the documents that we incorporate by reference in this prospectus.

You may request a copy of filings incorporated by reference in this prospectus, at no cost, by writing or telephoning Stellantis at the following address:

Stellantis N.V.
Taurusavenue
2132 LS Hoofddorp, The Netherlands
Tel. No.: +31 23 700 1511

Except for the documents specifically incorporated by reference into this prospectus, the information contained on, or that can be accessed through, any websites is not part of, and is not incorporated into, this prospectus or the accompanying prospectus supplement.

No person has been authorized to give any information or to make any representations other than those contained in this prospectus. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder or thereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or thereof or that the information contained herein or therein is correct as of any time subsequent to the date of such information.

ENFORCEABILITY OF CIVIL LIABILITIES

Stellantis is a public limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands. Many members of the board of directors and senior management of Stellantis, and certain experts named in this prospectus, are residents of countries other than the United States. In addition, although we have substantial assets in the United States, a large portion of our assets and the assets of our directors and senior management is located outside the United States. As a result, it may not be possible for you to effect service of process within the United States upon these persons or upon Stellantis, or it may be difficult to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. securities laws against Stellantis. [We understand there is doubt as to the enforceability in The Netherlands of original actions or in actions for enforcement of judgments of U.S. courts of civil liabilities predicated solely upon the federal securities laws of the United States. As there is no treaty between the United States and The Netherlands providing for the reciprocal recognition and enforcement of judgments (other than arbitration awards in civil and commercial matters), a judgment rendered by a court in the United States will not be recognized and enforced by the Dutch courts. However, if a person has obtained a final and conclusive judgment for the payment of money based on civil liability rendered by a U.S. court which is enforceable in the United States (the “foreign judgment”) and files his claim with the competent Dutch court, the Dutch court will generally give binding effect to the foreign judgment insofar as it finds that (a) the jurisdiction of the U.S. court has been based on grounds which are internationally acceptable, (b) that proper legal procedures have been observed, (c) the foreign judgment does not contravene Dutch public policy and (d) the judgment by the U.S. court is not incompatible with a judgment rendered between the same parties by a Dutch court, or with an earlier judgment rendered between the same parties by a non-Dutch court in a dispute that concerns the same subject and is based on the same cause, provided that the earlier judgment qualifies for recognition in The Netherlands.

Subject to the foregoing and provided that service of process occurs in accordance with applicable treaties, investors may be able to enforce in The Netherlands, judgments in civil and commercial matters obtained from U.S. federal or state courts. However, no assurance can be given that such judgments will be enforceable. In addition, it is doubtful whether a Dutch court would accept jurisdiction and impose civil liability in an original action commenced in The Netherlands and predicated solely upon U.S. federal securities laws.

Enforcement of any foreign judgment in The Netherlands will be subject to the rules of Dutch civil procedure. Judgments may be rendered in a foreign currency but enforcement is executed in EUR at the applicable rate of exchange. Under certain circumstances, a Dutch court has the power to stay proceedings (aanhouden) or to declare that it has no jurisdiction, if concurrent proceedings are being brought elsewhere.

A Dutch court may reduce the amount of damages granted by a U.S. court and recognize damages only to the extent that they are necessary to compensate actual losses and damages.

STELLANTIS N.V.

Stellantis N.V. was incorporated as a public limited liability company (naamloze vennootschap) under the laws of The Netherlands in April 2014 under the name Fiat Chrysler Automobiles N.V. In its current configuration, Stellantis is the result of the merger of FCA and PSA. The principal office of Stellantis is located at Taurusavenue 1, 2132 LS Hoofddorp, The Netherlands, and its official seat (statutaire zetel) is in Amsterdam, The Netherlands. Stellantis is registered with the Dutch trade register under number 60372958. Its telephone number is +31 23 700 1511.

Stellantis is a global automaker engaged in designing, engineering, manufacturing, distributing and selling vehicles and components worldwide. Stellantis designs, engineers, manufactures, distributes and sells vehicles across five portfolios: (i) luxury vehicles under the Maserati brand; (ii) premium vehicles covered by Alfa Romeo, DS and Lancia brands; (iii) global sport utility vehicles under the Jeep brand; (iv) American brands covering Dodge, Ram and Chrysler vehicles and (v) European brands covering Abarth, Citroën, FIAT, Opel, Peugeot and Vauxhall vehicles. Stellantis also provides retail and dealer financing, leasing and rental services available through its subsidiaries, joint ventures and commercial arrangements with third party financial institutions. Additionally, Stellantis supports its vehicle shipments with the sale of related service parts and accessories, as well as service contracts, worldwide. Stellantis also engages in several other related activities, such as pre-owned car businesses, mobility brands, and independent after-market parts and service businesses.

You can find a more detailed description of our business in the 2025 Annual Report, which is incorporated by reference in this prospectus.

STELLANTIS FINANCE US INC.

Stellantis Finance is a wholly owned indirect subsidiary of Stellantis, and was incorporated under the laws of Delaware on March 6, 2017. The principal office of Stellantis Finance is located at 1000 Chrysler Drive, Auburn Hills, Michigan 48326, U.S.A and its telephone number is (248)-512-3986. Stellantis Finance is a finance subsidiary which serves as a financing vehicle for Stellantis. Stellantis Finance has no independent operations and conducts no business, except in connection with borrowings and the advance of proceeds from such borrowings to companies in the Group.

USE OF PROCEEDS

Unless otherwise indicated in an accompanying prospectus supplement, the net proceeds from the sale of securities will be used for general corporate purposes.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our consolidated cash and cash equivalents, capitalization and indebtedness as of June 30, 2026. This information should be read in conjunction with the interim and condensed consolidated financial statements of Stellantis (and the accompanying notes) as of and for the three and six months ended June 30, 2026 incorporated by reference into this prospectus.

As of June 30, 2026

EUR (in millions)
Cash and cash equivalents(1)	33,697
Current debt(2)	15,859
Notes	2,484
Borrowings from banks	1,738
Asset-backed financing	8,737
Lease liabilities	889
Other debt	2,011
Non-current debt(3)	36,203
Notes	21,630
Borrowings from banks	650
Asset-backed financing(1)(4)	10,383
Lease liabilities	1,704
Other debt	1,836
Total debt	52,062
Non-controlling interests	458
Equity attributable to owners of the parent	61,279
Total equity	61,737
Total capitalization(5)	113,799

(1) In July 2026, Stellantis Financial Services U.S., through Stellantis Financial Underwritten Enhanced Trust 2026-B, issued six classes of ABS Term Notes totaling €0.9 billion ($1.0 billion) in aggregate principal amount. One class of notes bears interest at fixed and floating rates with the remainder bearing interest at fixed rate. The ABS Term Notes are secured by a pool of leases.
(2) Of the €15,859 million Current finance debt: €1,466 million is issued by Stellantis, €1,267 million is guaranteed by Stellantis and €13,126 million is not guaranteed by Stellantis.
(3) Of the €36,203 million Non-current finance debt: €13,077 million is issued by Stellantis, €4,748 million is guaranteed by Stellantis and €18,378 million is not guaranteed by Stellantis.
(4) In July 2026, SFS Funding, LLC, Stellantis' primary syndicated secured warehouse facility, was upsized from $8 billion to $12 billion. No material changes were made to the facility's terms and conditions, and the scheduled termination date was extended to July 24, 2028.
(5) Total capitalization represents the sum of Total debt and Total equity.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

This prospectus relates to, among other securities, debt securities issued by Stellantis or Stellantis Finance. As required by U.S. federal law for all bonds and notes of companies that are publicly offered, the debt securities are governed by documents called indentures.

The indenture relating to debt securities issued by Stellantis is a contract that will be entered into among Stellantis, as issuer, and The Bank of New York Mellon, as trustee. This indenture, as it may be amended and supplemented, is referred to as the “Stellantis indenture”.

The indenture relating to debt securities issued by Stellantis Finance is a contract that will be entered into among Stellantis Finance, as issuer, Stellantis, as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as it may be amended and supplemented, is referred to as the “Stellantis Finance indenture”.

The trustee has two main roles. First, it can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, described under “—Default and Related Matters—Events of Default—Remedies If an Event of Default Occurs” below. Second, the trustee performs administrative duties for us, such as sending you interest payments, transferring your debt securities to a new buyer if you sell and sending you notices.
As you read this section, please remember that the specific terms of a series of debt securities as described in the accompanying prospectus supplement will supplement and, if applicable, may modify or replace the general terms described in this section. If there are any differences between the applicable prospectus supplement and this prospectus, the applicable prospectus supplement will control. Accordingly, the statements we make in this section may not apply to your debt security.

This section summarizes the material provisions of the indentures, the debt securities and the guarantees. However, because it is a summary, it does not describe every aspect of the indentures, the debt securities and the guarantees. This summary is subject to and qualified in its entirety by reference to the applicable indenture, each of which is incorporated herein by reference. The indentures and associated documents contain the full legal text of the matters described in this section. The indentures, the debt securities and the guarantees are governed by New York law. A copy of a form of the Stellantis indenture and a form of the Stellantis Finance indenture are filed with the SEC as exhibits to the registration statement on Form F-3 of which this prospectus is a part. See “Where You Can Find More Information About Us” for information on how to obtain copies of these documents.

This summary also is subject to and qualified by reference to the description of the particular terms of your series described in the prospectus supplement. This section summarizes all material terms of the debt securities that are common to all series, unless otherwise indicated in the prospectus supplement relating to a particular series.

Each Stellantis debt issuer may issue as many distinct series of debt securities under the applicable indenture as it wishes. Each Stellantis debt issuer may also from time to time without the consent of the holders of the debt securities issued under the applicable indenture create and issue further debt securities having the same terms and conditions as debt securities of an already issued series under such indenture so that the further issue is consolidated and forms a single series with that series.

Amounts That We May Issue

The indentures do not limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. Each Stellantis debt issuer may issue debt securities and other securities at any time without your consent and without notifying you.

Principal Amount, Stated Maturity and Maturity

The principal amount of a series of debt securities means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding.

The term “stated maturity” with respect to any debt security means the day on which the principal amount of your debt securities is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of your debt securities. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the “maturity” of the principal.

We also use the terms “stated maturity” and “maturity” to refer to the days when other payments become due. For example, we may refer to a regular interest payment date when an installment of interest is scheduled to become due as the “stated maturity” of that installment. When we refer to the “stated maturity” or the “maturity” of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Form of Debt Securities

We will issue debt securities in global (book-entry) form only, unless specified otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all the debt securities represented by the global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary’s securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We generally will not recognize investors who hold securities in accounts at banks or brokers (i.e., in street name) as legal holders of securities. When we refer to the holders of securities, we mean only the actual legal and (if applicable) record holders of those securities. In the remainder of this description, “you” means direct holders and not street name or other indirect holders of securities.

In a few special situations described below, the global security will terminate and interests in it will be exchanged for physical certificates representing securities. These special situations are:

•When the depositary (i) notifies the applicable Stellantis debt issuer that it is unwilling, unable or no longer qualified to continue as depositary or (ii) has ceased to be a clearing agency registered under the Exchange Act, or
•When an event of default on the securities has occurred and has not been cured. Defaults on debt securities are discussed below under “—Default and Related Matters—Events of Default”.

The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or the trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

In addition, we will generally issue each debt security in registered form, without coupons, unless specified otherwise in the applicable prospectus supplement.

Types of Debt Securities

We may issue fixed rate debt securities, floating rate debt securities or indexed debt securities. A debt security may have elements of each of these three types of debt securities. For example, a debt security may bear interest at a fixed rate for some periods and at a variable rate in others. Similarly, a debt security may provide for a payment of principal at maturity linked to an index and also bear interest at a fixed or variable rate.

Fixed Rate Debt Securities

A debt security of this type will bear interest at a fixed rate described in the applicable prospectus supplement from its original issue date until the principal is paid or made available for payment.

How Interest is Calculated. Interest on fixed rate debt securities will be paid on the basis of twelve 30-day months assuming a 360-day year, unless otherwise specified in the applicable prospectus supplement.

How Interest Accrues. Interest on fixed rate debt securities will accrue from and including the most recent interest payment date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the issue date or any other date specified in the prospectus supplement on which interest begins to accrue. Interest will accrue to but excluding the next interest payment date, or, if earlier, the date on which the principal has been paid or duly made available for payment, except as described below under "— If a Payment Date Is Not a Business Day."

When Interest Is Paid. Payments of interest on fixed rate debt securities will be made on the interest payment dates specified in the applicable prospectus supplement.

Amount of Interest Payable. Interest payments for fixed rate debt securities will include accrued interest from and including the date of issue or from and including the last date in respect of which interest has been paid, as the case may be, to but excluding the relevant interest payment date or date of maturity or earlier redemption or repayment, as the case may be.

If a Payment Date Is Not a Business Day. If any scheduled interest payment date is not a business day, we will pay interest on the next business day, but interest on that payment will not accrue during the period from and after the scheduled interest payment date. If the scheduled maturity date or date of redemption or repayment is not a business day, we will pay interest and principal and premium, if any, on the next succeeding business day, but interest on that payment will not accrue during the period from and after the scheduled maturity date or date of redemption or repayment.

Amortizing Debt Securities. A fixed rate debt security may pay a level amount in respect of both interest and principal amortized over the life of the debt security. Payments of principal and interest on amortizing debt securities will be made on the interest payment dates specified in the applicable prospectus supplement, and at maturity or upon any earlier redemption or repayment. Payments on amortizing debt securities will be applied first to interest due and payable and then to the reduction of the unpaid principal amount. We will provide to the original purchaser, and will furnish to subsequent holders upon request to us, a table setting forth repayment information for each amortizing debt security.

Floating Rate Debt Securities

Interest Rate Formulas. A series of debt securities of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If your debt securities are floating rate debt securities, the formula and any adjustments that apply to the interest rate will be specified in your prospectus supplement.

How Interest Accrues. Each series of floating rate debt securities will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a series of floating rate debt securities at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment. We will pay interest on each interest payment date and at maturity as described in “Additional Mechanics—Payment and Paying Agents” below.

Calculation of Interest. Calculations relating to a series of floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular series of floating rate debt securities will name the institution that we have appointed to act as the calculation agent for that particular series as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change. Absent manifest error, all determinations of the calculation agent will be final and binding on you and us, without any liability on the part of the calculation agent.

For a series of floating rate Debt Securities, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360, by 365 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent’s determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

Unless otherwise specified in the applicable prospectus supplement and supplemental indenture, all percentages resulting from any calculation relating to a series of floating rate debt securities will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541 percent (or 0.09876541) being rounded down to 9.87654 percent (or 0.0987654) and 9.876545 percent (or 0.09876545) being rounded up to 9.87655 percent (or 0.0987655). All amounts used in or resulting from any calculation relating to a series of floating rate debt securities will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

In determining the base rate that applies to a particular series of floating rate debt securities during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

Original Issue Discount Debt Securities

A debt security may be an original issue discount debt security. A series of debt securities of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. See “Taxation—United States Taxation of Debt Securities—United States Holders—Original Issue Discount” for a brief description of the U.S. federal income tax consequences of owning an original issue discount debt security.

Information in the Prospectus Supplement

The specific financial, legal and other terms particular to a series of debt securities will be described in the prospectus supplement and the pricing agreement relating to the series. Those terms may vary from the terms described here. Accordingly, this summary also is subject to and qualified by reference to the description of the terms of the series of debt securities described in the prospectus supplement.

The prospectus supplement relating to a series of debt securities will, to the extent applicable, describe the following terms of the series:

•which of the Stellantis debt issuers is the issuer of the debt securities;
•the title of the series of debt securities;
•the issue price;
•the person to whom any interest on a security of the series will be payable if other than the person in whose name the security is registered;
•the principal amount of the series of debt securities;
•any limit on the aggregate principal amount of the series of debt securities and the ability to issue additional securities of the same series;

•any stock exchange on which we will list the series of debt securities;
•the date or dates on which we will pay the principal of the series of debt securities;
•the ranking of the debt securities;
•if the debt securities are subordinated debt securities, the subordination provisions and the applicable definition of “senior indebtedness”;
•whether the series of debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;
•the interest rate, if any, the date from which interest will accrue, interest payment dates and record dates for interest payments, the method or methods by which such rate may be determined, whether payment of interest will be contingent in any respect and/or the interest rate reset, and the method by which any of the foregoing will be determined;
•our right, if any, to defer payment of interest and the maximum length of the deferral period;
•the place where any amounts due will be payable and where this series of debt securities can be registered, transferred, exchanged or converted as well as the place where any notices or demands for this series of debt securities may be served;
•any mandatory or optional sinking funds or analogous provisions or provisions for redemption at the option of the holder that are not described in this prospectus;
•the period within which and the price or prices at which the series of debt securities may, in accordance with any optional or mandatory redemption provisions that are not described in this prospectus, be redeemed by us and the other detailed terms and provisions of those optional or mandatory redemption provisions, if any;
•the denominations in which the series of debt securities will be issuable if in other than denominations of $1,000 and any integral multiple of $1,000;
•the currency of payment of principal, premium, if any, and interest on the series of debt securities if other than the currency of the United States of America and the manner of determining the equivalent amount in the currency of the United States of America;
•if any payment on the debt securities of that series will be made, at our option or your option, in any currency other than in the currency in which the debt securities state that they will be payable, the terms and conditions regarding how that election shall be made;
•if less than the entire principal amount is payable upon a declaration of acceleration of the maturity, that portion of the principal which is payable;
•the applicability of the provisions described later under “—Defeasance and Discharge”;
•if the series of debt securities will be issuable in whole or part in the form of a global security, the depositary or its nominee with respect to the series of debt securities, and any special circumstances under which the global security may be registered for transfer or exchange in the name of a person other than the depositary or its nominee;
•whether additional amounts will be payable as described later under “—Payment of Additional Amounts” and, if applicable, a related right to an optional tax redemption for such a series;
•the forms of the debt securities of the series and the guarantees endorsed on them;
•any changes in the covenants and the events of default described later under “Default and Related Matters—Events of Default”;
•any special U.S. federal income tax considerations relating to the series of debt securities;
•the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the series of debt securities, as applicable;
•any additional covenants to which we will be subject with respect to the debt securities of any series; and
•any other special features of the series of debt securities.

Guarantees

Stellantis will fully, unconditionally and irrevocably guarantee the due and punctual payment of the principal of, premium, if any, and interest on the debt securities issued by Stellantis Finance, including additional amounts, as described under “—Payment of Additional Amounts”, if any, sinking fund payments, if any, and all other obligations which may be payable pursuant to the Stellantis Finance indenture and the debt securities issued by Stellantis Finance. Stellantis will guarantee the payment of such amounts when such amounts become due and payable, whether at the stated maturity of the debt securities, by declaration of acceleration, call for redemption or otherwise.

The guarantees will be the full, direct, unconditional and unsecured general obligations of Stellantis. Unless otherwise specified in the prospectus supplement, the obligations of Stellantis under the guarantees will constitute unsubordinated obligations of Stellantis and will:

•rank senior in right of payment to any future subordinated indebtedness and to any of its existing indebtedness which is by its terms subordinated in right of payment to the debt securities;
•rank pari passu in right of payment with respect to all of its existing and future unsecured (subject to the negative pledge) and unsubordinated indebtedness.
Redemption and Repayment

General

Unless otherwise indicated in the applicable prospectus supplement, a series of debt securities will not be entitled to the benefit of any sinking fund. This means we will not deposit money on a regular basis into any separate custodial account to repay a series of debt securities. In addition, we will not be entitled to redeem a series of debt securities before their stated maturity, other than as described below under “—Optional Tax Redemption”, unless the applicable prospectus supplement specifies a redemption commencement date.

Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of debt securities to be redeemed except that redemption notices may be given more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the debt securities (as described under “—Defeasance and Discharge”).

You will not be entitled to require us to buy your debt securities from you before their stated maturity, other than as described below under “—Change of Control Put” unless the prospectus supplement specifies one or more repayment dates.

Optional Tax Redemption

We may have the option to redeem the debt securities if, as a result of any change in or amendment to, or changes in the official application or interpretation of, any laws or regulations or rulings, or changes in the official application or interpretation of, or any execution of or amendment to, any treaties, the applicable Stellantis debt issuer or the guarantor (or any paying agent or other person on behalf of the applicable Stellantis debt issuer or guarantor) would be required to pay additional amounts as described below under “—Payment of Additional Amounts”.

This applies only in the case of changes, executions or amendments that become effective on or after the date specified in the prospectus supplement for the applicable series of debt securities and in the jurisdiction where such Stellantis debt issuer or guarantor is incorporated, organized or tax resident. If the applicable Stellantis debt issuer or guarantor is succeeded by another entity, the applicable jurisdiction will be the jurisdiction in which such successor entity is incorporated, organized or tax resident, and the applicable date will be the date the entity became a successor.
The applicable Stellantis debt issuer would not have the option to redeem in this case if it could have avoided the obligation to pay additional amounts by using reasonable measures available to it.

Change of Control Put

If a Change of Control Event (as defined below) occurs with respect to a series of debt securities, the holders of such series of debt securities will have the right (unless the applicable Stellantis debt issuer has previously or concurrently given a notice of redemption with respect to all the then outstanding debt securities of such series pursuant to the terms of the applicable indenture) to require the applicable Stellantis debt issuer to purchase all or a portion of such debt securities pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the principal amount thereof, together with accrued and unpaid interest, if any, to the date of purchase, subject to the right of the holder(s) of record of such debt securities on the relevant record date to receive interest due on the relevant interest payment date.

In connection with any Change of Control Event (but not later than 30 days following any Change of Control Event), the applicable Stellantis debt issuer will notify the trustee in writing of such Change of Control Offer, and give notice to the holders of the relevant debt securities in accordance with the terms of the applicable indenture to repurchase Notes on the payment date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is given to holders of the relevant debt securities.

The applicable Stellantis debt issuer will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of debt securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the applicable indenture, the applicable Stellantis debt issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the applicable indenture by virtue thereof.

On the Change of Control Payment Date, the applicable Stellantis debt issuer will, to the extent permitted by law:
1. accept for payment all debt securities of a series or portions thereof properly tendered pursuant to the Change of Control Offer;
2. deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all debt securities of such series or portions thereof so tendered; and
3. deliver, or cause to be delivered, to the trustee for cancellation the debt securities so accepted together with an officer’s certificate to the trustee stating that such debt securities or portions thereof have been tendered to and purchased by such Stellantis debt issuer.
The Stellantis debt issuers will not be required to make a Change of Control Offer upon a Change of Control Event if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth herein applicable to a Change of Control Offer made by a Stellantis debt issuer and purchases all debt securities properly tendered and not withdrawn under the Change of Control Offer.
Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Event, conditional upon the Change of Control, if at the time a Change of Control Offer is made (i) a definitive agreement is in place for the Change of Control, or (ii) a public offer has been made to acquire all of the outstanding common shares of Stellantis N.V. and has been declared unconditional. Except as described under “—Modification and Waiver”, the provisions in the indentures relating to the Stellantis debt issuer’s obligation to make an offer to repurchase debt securities as a result of a Change of Control Event may be waived or modified at any time with the written consent of the holders of a majority in principal amount of the then outstanding debt securities of the applicable series under the applicable indenture.
Definitions:

“Change of Control” means the occurrence of any of the following after the issue date of the applicable series of debt securities:

1.the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as that term is used in Section 13(d) of the Exchange Act, or any successor provision), other than one or more Related Parties, becomes the beneficial owner, directly or indirectly, of more than 50% of the Voting Stock of Stellantis N.V. measured by voting power rather than number of shares; or

2.the stockholders of the applicable Stellantis debt issuer or the guarantor, as the case may be, approve any plan of liquidation or dissolution of such Stellantis debt issuer or guarantor, other than in connection with a merger, consolidation or other form of combination while such Stellantis debt issuer or guarantor is solvent, with another company where such company, in the case of a Stellantis debt issuer, assumes all obligations of such Stellantis debt issuer under such debt securities and, in the case of the guarantor, assumes all obligations of the guarantor under the guarantee and where such merger, consolidation or other combination does not have the effect of or result in an event described in paragraph (1) above.

“Change of Control Event” means the occurrence of a Change of Control and a Rating Decline.

“Rating Agency” means Moody’s or S&P (each as herein defined), or, if either such entity ceases to rate the debt securities for reasons outside of the control of the applicable Stellantis debt issuer or guarantor, any other “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) of the Exchange Act.

“Rating Date” means (i) the date one business day prior to the occurrence of an event specified in clauses (1) or (2) of the definition of Change of Control or, if applicable, and only with respect to the type of transaction specified in clause (1) of the definition of Change of Control, the date one business day before the first public announcement of a definitive agreement with respect to such transaction and (ii) in the event that a Rating Agency has announced a Rating Decline of the debt securities within 90 days prior to the occurrence of an event specified in clauses (1) or (2) of the definition of Change of Control or, if applicable, and only with respect to the type of transaction specified in clause (1) of the definition of Change of Control, within 90 days before the first public announcement of a definitive agreement with respect to such transaction, and the official statement issued by a Rating Agency announcing the Rating Decline refers to such event or transaction as a reason for such downgrade, the date one business day prior to such announcement by a Rating Agency.

“Rating Decline”, with respect to a series of debt securities, means the occurrence on any date within the 90-day period following the occurrence of the event specified in clauses (1) or (2) of the definition of Change of Control (which period shall be extended so long as during such period any rating of the debt securities of the applicable series is under publicly announced consideration for possible downgrade by a Rating Agency, provided that such extension shall not be for more than 30 days) of: (i) in the event such debt securities are rated by any Rating Agency on the Rating Date below Investment Grade (a) the rating of such debt securities by such Rating Agency is downgraded by at least one rating category below the rating of such debt securities by such Rating Agency on the Rating Date and not subsequently upgraded to its earlier rating (or better) by such Rating Agency within such period, or (b) such debt securities cease to be rated by such Rating Agency and such Rating Agency does not subsequently reinstate the earlier rating (or better) that it had assigned to such debt securities during such period; or (ii) in the event such debt securities are rated by any Rating Agency on the Rating Date as Investment Grade (a) the rating of such debt securities by such Rating Agency is downgraded to below Investment Grade and not subsequently upgraded to Investment Grade by such Rating Agency within such period, or (b) such debt securities cease to be rated by such Rating Agency and such Rating Agency does not subsequently reinstate an Investment Grade rating to such debt securities during such period, provided that: (x) any such decision of the relevant Rating Agency to downgrade or cease to rate such debt securities referred to in paragraph (i) or (ii) above shall not be deemed to have occurred in respect of a particular Change of Control if such Rating Agency does not publicly announce or confirm that such decision was the result, in whole or in part, of the event specified in clauses (1) or (2) of the definition of Change of Control; and (y) if at the time of the event specified in clauses (1) or (2) of the definition of Change of Control such debt securities are not rated by a Rating Agency, and no Rating Agency assigns an Investment Grade rating to such debt securities within the 90-day period following the occurrence of the event specified in clauses (1) or (2) of the definition of Change of Control, a Rating Decline will be deemed to have occurred. In determining how many rating categories the rating of such debt securities has decreased, gradation will be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, or from BB to BB-, will constitute a decrease of one rating category).

“Related Party” means (i) each of the owners and beneficial holders of interests in Giovanni Agnelli B.V. (at the issue date of the applicable series of debt securities) and each of their spouses, heirs, legatees, descendants and blood relatives to the third degree, (ii) Giovanni Agnelli B.V., (iii) any person directly or indirectly under the Control of Giovanni Agnelli B.V., (iv) Etablissements Peugeot Frères, (v) any person directly or indirectly under the Control of Etablissements Peugeot Frères, (vi) Peugeot Invest, or (vii) any person directly or indirectly under the Control of Peugeot Invest. For the purposes of this definition, the term “Control” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50% of the Voting Stock of a person measured by voting power rather than number of shares or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a person.

“Investment Grade” means a rating of BBB- or higher by S&P or a rating of Baa3 or higher by Moody’s or the equivalent of such ratings.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“S&P” means S&P Global Ratings, a division of S&P Global Inc., and its successors.

“Voting Stock” of any person as of any date means the capital stock of such person that is at the time entitled to vote in the election of the board of directors of such person.

“Etablissements Peugeot Frères” means the société anonyme registered with the registre du commerce et des sociétés of Nanterre under number 875 750 317.

“Peugeot Invest” means the société anonyme registered with the registre du commerce et des sociétés of Nanterre under number 562 075 390.

Repurchase

Each Stellantis debt issuer may at any time and from time to time purchase debt securities in the open market or by tender or by private agreement, if applicable law allows. The debt securities purchased by the applicable Stellantis debt issuer may be held, resold or, at the applicable Stellantis debt issuer’s option, surrendered to the trustee for cancellation.

Payment of Additional Amounts

All payments in respect of the debt securities or in respect of the guarantees by the applicable Stellantis debt issuer or the guarantor, as applicable, shall be made free and clear of, and without withholding or deduction for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature (collectively, “Tax”) imposed, collected, withheld, assessed or levied by or on behalf of any jurisdiction in which the applicable Stellantis debt issuer, the guarantor, a paying agent, or any other person on behalf of the applicable Stellantis debt issuer or the guarantor, or any successor thereto (each, a “Payor”) is incorporated, organized or tax resident, or any governmental authority or political subdivision thereof or therein having the power to tax (a “Relevant Jurisdiction”), unless any withholding or deduction of Tax is required by the laws of any Relevant Jurisdiction.

Where any withholding or deduction of Tax is required by the law of any Relevant Jurisdiction, we will, subject to the exceptions and limitations set forth below, pay as additional interest such additional amounts as are necessary to make the net amount paid to the affected holders equal the amount the holders would have received in the absence of the deduction or withholding.

We will not have to pay additional amounts under any (or any combination) of the following circumstances:

•the Tax is only payable because a present or former type of connection exists or existed between the holder or beneficial owner of the debt security and a Relevant Jurisdiction, other than a connection related solely to purchase, ownership or mere holding of such debt security or the receipt of principal or interest in respect of it;
•the Tax is imposed or withheld by the United States of America solely because the beneficial owner, or a fiduciary, settlor, beneficiary or member of the beneficial owner if the beneficial owner is an estate, trust, or partnership, or a person holding a power over an estate or trust administered by a fiduciary holder: (a) is or was a citizen or resident of, or is or was treated as a resident of, the United States of America; (b) is or was a personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States of America or is or was a corporation that has accumulated earnings to avoid United States of America federal income tax; (c) is or was a bank receiving interest described in Section 881(c)(3)(A) of the Internal Revenue Code of 1986, as amended (the “Code”); (d) is or was an actual or constructive owner of 10% or more of the total combined voting power of all classes of stock of the applicable

Stellantis debt issuer or the guarantor entitled to vote; or (e) is or was subject to tax under Section 4948(a) of the Code;
•the holder is not the sole beneficial owner of the debt security, or a portion thereof, or the holder is a fiduciary or partnership, but only to the extent that the beneficial owner, a beneficiary or settlor with respect to the fiduciary, or a member of the partnership would not have been entitled to the payment of any additional amount had such beneficial owner, beneficiary, settlor or member received directly its beneficial or distributive share of the payment;
•the Tax is imposed or withheld because the beneficial owner or any other person failed to accurately comply with a request from the applicable Stellantis debt issuer, the guarantor or any paying agent to meet certification, identification or information reporting requirements concerning the nationality, residence, identity or similar information relating to the holder or beneficial owner of a debt security or to satisfy any information or reporting requirement, or to present the relevant debt security (if certificated), if compliance with such action is required as a precondition to exemption from, or reduction in, such tax, assessment or other governmental charge by the Relevant Jurisdiction;
•the Tax is payable or imposed in a manner that does not involve withholding or deduction by the applicable Stellantis debt issuer or the guarantor or a paying agent from the payment;
•the Tax is imposed or withheld solely because of a change in law, regulation, or administrative or judicial interpretation that becomes effective after the day on which the payment becomes due or duly provided for, whichever occurs later;
•the Tax is on account of any estate, inheritance, gift, sales, excise, transfer, wealth, personal property or similar Tax;
•the Tax is imposed on a holder or beneficial owner who could have avoided such withholding or deduction by presenting its debt securities for payment, if presentation is required, to a different paying agent; or

•the Tax is imposed pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021).

Notwithstanding anything to the contrary under this Section “—Payment of Additional Amounts”, none of the Stellantis debt issuers, the guarantor, any paying agent or any other person shall be required to pay any additional amounts with respect to any withholding or deduction imposed on or in respect of any debt security pursuant to Sections 1471-1474 of the Code (and any current and future regulations or official interpretations thereof) (“FATCA”), the laws of The Netherlands implementing FATCA or any agreement between such Stellantis debt issuer or guarantor and any taxing or governmental authority entered into for FATCA purposes.

The prospectus supplement relating to the debt securities may describe additional circumstances in which we would not be required to pay additional amounts.

Certain Covenants

The indentures do not contain any covenants restricting our ability to make payments, dispose of assets, issue and sell capital stock, enter into transactions with affiliates, create or incur liens on our property or engage in business other than our present business, except as described under “Negative Pledge; Securitizations Not Restricted” and “—Consolidation, Merger and Sale of Assets”. A particular series of debt securities, however, may contain restrictive covenants of this type, which we will describe in the applicable prospectus supplement.

Negative Pledge; Securitizations Not Restricted

For so long as any debt securities remain outstanding, neither the applicable Stellantis debt issuer nor the guarantor, as the case may be, will create any mortgage, charge, pledge, lien, encumbrance or other security interest (“Lien”) (other than a Permitted Lien) upon its assets to secure any Quoted Indebtedness or any Qualifying Guarantee of such Quoted Indebtedness, unless in any such case the applicable Stellantis debt issuer or the guarantor, as the case may be, grant, for the benefit of holders of the debt securities, a security interest in such assets that is equal and ratable to the security interests in favor of the holders of the Quoted Indebtedness (or, in the case of a Lien securing Quoted Indebtedness that is expressly subordinated or junior to the Notes of that series, secured by a Lien that is senior in priority to such Lien).

Notwithstanding anything in the applicable indenture or the debt securities to the contrary, the applicable indenture and the debt securities shall not be deemed to prohibit or restrict, and no event of default under the applicable indenture and the debt securities shall result from the existence of any default, violation, early amortization or other adverse event or circumstance under, any Non-recourse Securitization.

Definitions:

“Financial Services Subsidiary” means a subsidiary of Stellantis N.V.:

A. which carries on no material business other than the offer and sale of financial services products to customers, dealers or suppliers of Members of the Group (and other related support activities incidental to the offer and sale of such financial services products including, without limitation, input financing and rental business activities) in any of the following areas:
1. retail financing for the purchase, contract hire or lease of new or old equipment manufactured by a Member of the Group or any other manufacturer whose products are from time to time sold through the dealer network of a Member of the Group;
2. other retail and wholesale financing programs reasonably related thereto, including, without limitation, financing to the dealer network of any Member of the Group;
3. insurance and credit card products and services reasonably related thereto, together with the underwriting, marketing, servicing and other related support activities incidental to the offer and sale of such financial services products; and
4. factoring and/or licensed banking activities; or

B. a holding company of a Financial Services Subsidiary which carries on no material business or activity other than holding shares in that Financial Services Subsidiary and/or activities described in clause (A) above.

“Indebtedness” means any indebtedness (whether principal, premium or interest) for or in respect of (A) any notes, bonds, debenture stock, loan stock or other securities, (B) any Loan Financing, or (C) any liability under or in respect of any banker’s acceptance or banker’s acceptance credit; provided, that (x) indebtedness of a Member of the Group to any other Member of the Group and (y) indebtedness that qualifies as Non-recourse Securitization Debt shall, in each case, not be deemed to be Indebtedness for purposes of the Negative Pledge or any other purpose under the indentures or the debt securities.

“Loan Financing” means any money borrowed from (A) a bank, financial institution, hedge fund, pension fund, or insurance company or (B) any other entity having as its principal business the lending of money and/or investing in loans, in each case other than public or quasi-public entities or international organizations with a public or quasi-public character.

“Member of the Group” means each of Stellantis N.V. and any direct or indirect subsidiary it fully consolidates on the basis of which Stellantis N.V.’s most recent audited consolidated financial statements were prepared.

“Non-recourse Securitization” means any securitization, asset backed financing or transaction having a similar effect of Securitizable Assets, for which the issuers or borrowers do not provide recourse for credit losses other than Standard Securitization Undertakings.
“Non-recourse Securitization Debt” means any Indebtedness incurred by a Securitization Entity pursuant to a securitization of receivables where the recourse in respect of that Indebtedness to the applicable Stellantis debt issuer or the guarantor is limited to:
A. those receivables and/or related insurance and/or any Standard Securitization Undertakings; and
B. if those receivables comprise all or substantially all of the business or assets of such Securitization Entity, the shares or other interests of any Member of the Group in such Securitization Entity; provided that any Indebtedness not qualifying as Non-recourse Securitization Debt solely because the extent of recourse to any Member of the Group with respect to such Indebtedness is greater than that provided in clauses (A) and (B) above shall only not qualify as Non-recourse Securitization Debt with respect to the extent of such additional recourse.
“Permitted Liens” means:

A. Liens existing on the issue date of the applicable debt securities;
B. Liens arising by operation of law, by contract having an equivalent effect, from rights of set-off arising in the ordinary course of business between the applicable Stellantis debt issuer or the guarantor, as the case may be, and any of their respective suppliers or customers, or from rights of set-off or netting arising by operation of law (or by contract having similar effect) by virtue of the provision to the applicable Stellantis debt issuer or the guarantor, as the case may be, of clearing bank facilities or overdraft facilities;
C. any Lien over:
1. the receivables of a Securitization Entity (and any bank account to which such proceeds are deposited) which are subject to a Non-recourse Securitization as security for Non-recourse Securitization Debt raised by such Securitization Entity in respect of such receivables; and/or
2. the shares or other interests owned by any Member of the Group in any Securitization Entity as security for Non-recourse Securitization Debt raised by such Securitization Entity provided that the receivables or revenues which are the subject of the relevant Non-recourse Securitization comprise all or substantially all of the business of such Securitization Entity;
D. any Liens on assets acquired by a Member of the Group after the applicable issue date, provided that (i) such Lien was existing or agreed to be created at or before the time the relevant asset was acquired by a Member of the Group, (ii) such Lien was not created in contemplation of such acquisition, and (iii) the principal amount then secured does not exceed the principal amount of the committed financing then secured (whether or not drawn), with respect to such assets at the time the relevant asset was acquired by a Member of the Group;
E. any Lien created to secure all or any part of the purchase price, or to secure Quoted Indebtedness incurred or assumed to pay all or any part of the purchase price or cost of construction, of property (or any improvement thereon) acquired or constructed by the applicable Stellantis debt issuer or the guarantor, as the case may be, after the applicable issue date, provided, that (i) any such Lien shall extend solely to the item or items of property (or improvement thereon) so acquired or constructed and (ii) the principal amount of Quoted Indebtedness secured by any such Lien shall at no time exceed an amount equal to the fair market value of such property (or any improvement thereon) at the time of such acquisition or construction;
F. any Lien securing Quoted Indebtedness incurred to refinance other indebtedness itself secured by a Lien included in clauses (A), (B), (D) or (E) above, but only if the principal amount of the Quoted Indebtedness is not increased and only the same assets are secured as were secured by the prior Lien;
G. any Lien provided in favor of any bank or governmental (central or local), intergovernmental or supranational body, agency, department or other authority securing any of the applicable Stellantis debt issuer’s or the guarantor’s Quoted Indebtedness under a loan scheme operated by (or on behalf of) Banco Nacional de Desenvolvimento Economico e Social, Finame, Banco de Minas Gerais, the United States Department of Energy, the United States Department of the Treasury, a member country of the OECD, Argentina, Brazil, China, India, South Africa or any supranational entity (such as the European Bank for Reconstruction and Development or the International Finance Corporation) where the provision of such Lien is required for the relevant loan; or
H. (i) any Lien created on the shares of capital stock of any of Stellantis N.V.’s subsidiaries, and (ii) any Lien created on the assets of any of Stellantis N.V.’s subsidiaries of the type described in clause (E) above other than shares of capital stock of any of Stellantis N.V.’s subsidiaries.
“Qualifying Guarantee” means a direct or indirect guarantee in respect of any Indebtedness or a direct or indirect indemnity against the consequences of a default in the payment of any Indebtedness, other than, in each case, by endorsement of negotiable instruments, letters of credit or reimbursement agreements in the ordinary course of business.

“Quoted Indebtedness” means any Indebtedness in the form of, or represented by, bonds, notes, debentures, loan stock or other securities and which at the time of issue is, or is capable of being, quoted, listed or ordinarily dealt in on any stock exchange or over-the-counter market or other securities market (whether or not initially distributed by means of a private placement).

“Securitizable Asset” means receivables, loans, installment sales contracts, leases and/or leased assets, and incidental assets related thereto (or any interests therein) or interests or securities representing or dependent on collection of any of the foregoing.

“Securitization Entity” means any special purpose vehicle created for the sole purpose of carrying out, or otherwise used solely for the purpose of carrying out a Non-recourse Securitization or any other Subsidiary that is effecting Non-recourse Securitization.

“Standard Securitization Undertakings” means representations, warranties, covenants, guarantees and indemnities entered into by any Member of the Group from time to time which are customary in relation to Non-recourse Securitization, including any payment or performance undertakings with respect to origination or servicing obligations or undertakings with respect to breaches of representations or warranties.

Consolidation, Merger and Sale of Assets

The Stellantis debt issuers and the guarantor may consolidate or amalgamate with or merge with or into any other person, and may sell, transfer, or lease or convey all or substantially all of their properties and assets to another person. However, neither the Stellantis debt issuers nor the guarantor shall consolidate or amalgamate with or merge into any other person, or convey, transfer or lease all or substantially all of its assets to any other person, unless the following conditions are satisfied:

1. When the applicable Stellantis debt issuer or the guarantor merges or consolidates out of existence or sells or leases its respective properties and assets substantially as an entirety, the other company or firm must be organized under the laws of the United States of America, any state thereof, the District of Columbia, or any territory thereof, the U.K., Canada or any province thereof, Japan, Switzerland, or any member state of the European Union or any political subdivision thereof;

2. The person the applicable Stellantis debt issuer or the guarantor merges with or into, or consolidates out of existence with, or sells or leases its properties or assets substantially as an entirety to, must, by a supplemental indenture executed and delivered to the trustee, (i) (a) in the case of the guarantor, expressly guarantee, or (ii) in the case of a Stellantis debt issuer, expressly assume, the due and punctual payment of the principal of and any premium and interest on all debt securities of the relevant series, and (ii) expressly assume the performance or observance of every covenant of the applicable indenture on the part of the applicable Stellantis debt issuer or the guarantor, as the case may be, to be performed or observed; and

3. The consolidation, merger or sale of assets must not cause a default on any series of outstanding debt securities under the applicable indenture, and the applicable Stellantis debt issuer and the guarantor must not already be in default (unless the merger or other transaction would cure the default). For purposes of this no-default test, a default would include an event of default (as defined below) that has occurred and not been cured. A default for this purpose would also include any event that would be an event of default if the requirements for giving the applicable Stellantis debt issuer default notice or the Stellantis debt issuer’s default having to exist for a specific period of time were disregarded.

If the conditions described above are satisfied with respect to debt securities of a series, the applicable Stellantis debt issuer or the guarantor will not need to obtain the approval of the holders of such series of debt securities in order to merge or consolidate or to sell their assets (see “—Change of Control Put” for a more detailed discussion). Furthermore, these conditions will apply only if a Stellantis debt issuer or the guarantor wish to merge or consolidate with another entity or sell their properties and assets substantially as an entirety to another entity. The Stellantis debt issuers and the guarantor will not need to satisfy these conditions if they enter into other types of transactions, including any transaction in which they acquire the stock or assets of another entity, any transaction that involves a change of control but in which they do not merge or consolidate and any transaction in which they do not sell their properties and assets substantially as an entirety. It is possible that this type of transaction may result in a reduction in a Stellantis debt issuer’s or the guarantor’s credit rating, may reduce the guarantor’s operating results or may impair its financial condition. Holders of debt securities, however, will have no approval right with respect to any transaction of this type.

If a Stellantis debt issuer or the guarantor amalgamates or consolidates with or merges with or into any other person, or sells, transfers, or leases or conveys all or substantially all of their properties and assets to another person, in each case as described above, the successor person in any such transaction shall succeed to, and be substituted for, and may exercise every right and power of, the applicable Stellantis debt issuer or the guarantor, as the case may be, under the applicable indenture and the debt securities, and the applicable Stellantis debt issuer or the guarantor, as the predecessor person, except in the case of a lease, shall be released from all of their respective obligations under the applicable indenture and the debt securities.

Issuer Substitution

Under the Stellantis indenture, Stellantis is permitted to transfer its obligations, as issuer of the debt securities of any series, to any Treasury Subsidiary (as defined below under “—Default and Related Matters—Events of Default”), so long as (i) no event of default has occurred in respect of such debt securities, (ii) no payment in respect of such debt securities is at the relevant time overdue, (iii) that Treasury Subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such debt securities and the Stellantis indenture, and (iv) the obligations of that Treasury Subsidiary are fully and unconditionally guaranteed by Stellantis. The provisions of the Stellantis indenture with respect to consolidation, merger or sale or lease of assets will continue to apply to Stellantis in its capacity as guarantor of the debt securities of the applicable series.

Under the Stellantis Finance indenture, Stellantis Finance is permitted to transfer its obligations, as issuer of the debt securities of any series, to Stellantis or to any Treasury Subsidiary (as defined below under “—Default and Related Matters—Events of Default”), so long as (i) no event of default has occurred in respect of such debt securities, (ii) no payment in respect of such debt securities is at the relevant time overdue, and (iii) Stellantis or that Treasury Subsidiary executes a supplemental indenture in which it agrees to be bound by the terms of such debt securities and the Stellantis Finance indenture. If a Treasury Subsidiary assumes the obligations of Stellantis Finance in respect of any debt securities and under the Stellantis Finance indenture, the obligations of such Treasury Subsidiary will be fully and unconditionally guaranteed by Stellantis on substantially the same terms as the guarantee. If Stellantis assumes the obligations of Stellantis Finance in respect of any debt securities and under the Stellantis Finance indenture, the guarantee of Stellantis with respect to such debt securities shall terminate without any requirement that any action be taken by Stellantis Finance, Stellantis or the trustee.

Under U.S. tax law, the change in the obligor on the debt securities of any series could be treated as a disposition of such debt securities that you hold, resulting in your realization of gain or loss on such debt securities even though you continue to hold the debt securities and receive no distribution in connection with the deemed disposition. A change in the obligor might also result in possible other adverse tax consequences.

In case of a substitution, the substitute issuer will indemnify each holder of the debt securities of the applicable series against any tax, duty, assessment or governmental charge that is imposed on such holder by certain specified jurisdictions which would not have been imposed had the substitution not been made, as well any costs or expenses relating to the substitution.

No vote by holders of the debt securities approving any of these actions is required, unless as part of the transaction we make changes to the applicable indenture requiring your approval, as described under “—Modification and Waiver”. We may take these actions as part of a transaction involving outside third parties or as part of an internal corporate reorganization. We may take these actions even if they result in a lower credit rating being assigned to the debt securities of the applicable series.

Modification and Waiver

There are three types of changes we can make to the indentures and the debt securities.

Changes Requiring Your Approval. First, there are changes that cannot be made to your debt securities without your specific approval. Following is a list of those types of changes:

•reduce the principal amount of or change the stated maturity of a debt security or alter or waive the provisions with respect to the redemption of a debt security;
•reduce the rate of or change the time for payment of interest on a debt security;

waive a default in the payment of principal of or premium, if any, or interest on a debt security (except a rescission of acceleration of a debt security by holders of at least a majority in aggregate
•principal amount of such debt security and a waiver of the payment default that resulted from such acceleration) or in respect of a covenant or provision contained in the indenture which cannot be amended or modified without the consent of all affected holders;
•make a debt security payable in money other than that stated therein;
•make any change in the provisions of the indenture relating to waivers of past defaults or the rights of holders to receive payments of principal of or premium, if any, or interest on a debt security;
•make any change in these amendment and waiver provisions;
•in case of debt securities issued by Stellantis Finance, release the guarantor from any of its obligations under its guarantee or the indenture, except in accordance with the terms of the applicable indenture;
•impair the right of any holder to receive payment of principal of, or interest on such holder’s debt security on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such holder’s debt security; or
•make any change to the ranking of a series of debt securities or the guarantees that would materially adversely affect the rights of holders of debt securities of such series.

Changes Requiring a Majority Vote. The second type of change to the indentures and the debt securities is the kind that requires a vote in favor by holders of debt securities owning not less than a majority of the principal amount of the outstanding securities of the particular series affected. Most changes fall into this category, except for clarifying changes and certain other changes described below under “—Changes Not Requiring Your Approval”. The same vote would be required for us to obtain a waiver of a past default. However, we cannot obtain a waiver of a payment default or any other aspect of the applicable indenture or the debt securities described above under “—Changes Requiring Your Approval” unless we obtain the consent of each holder affected thereby.

Changes Not Requiring Approval. The third type of change does not require any vote by holders of debt securities. Following is a list of these types of changes:

•cure any ambiguity, omission, mistake, defect or inconsistency that does not materially adversely affect the rights of the holders;
•comply with the provisions relating to consolidations, amalgamations, mergers and sales and substitution in the applicable indenture;
•provide for the assumption of the applicable Stellantis debt issuer’s or guarantor’s obligations to the holders;
•make any change that would provide any additional rights or benefits to the holders or that, as determined in good faith by the applicable Stellantis debt issuer, does not adversely affect the legal rights under the indenture of any such holder;
•add covenants for the benefit of the holders or to surrender any right or power conferred upon the applicable Stellantis debt issuer or the guarantor;
•evidence the succession of another person to the applicable Stellantis debt issuer or the guarantor, and the assumption by any such successor of, covenants in the indenture and in each series of debt securities;
•conform the applicable indenture, the guarantees and the form or terms of the debt securities to the terms of such series included in the prospectus supplement;
•secure the debt securities;
•establish the form or terms of debt securities of any series or any associated guarantees;
•evidence and provide for the acceptance and appointment under the applicable indenture of a successor trustee thereunder pursuant to the requirements thereof;

•add to, change or eliminate any of the provisions of the applicable indenture to such extent as shall be necessary to comply with the rules or regulations on any securities exchange or automated quotation system on which the debt securities may be listed or traded;
•to comply with the requirements of the SEC to maintain qualification of the applicable indenture under the Trust Indenture Act;
•to eliminate any conflict between the terms of the applicable indenture and the Trust Indenture Act that does not materially adversely affect the rights of the holders; or
•supplement any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any debt security, provided that any such action shall not adversely affect the interests of the holders of such debt security or any other series of debt securities in any material respect, as determined in good faith by the applicable Stellantis debt issuer.

Further Details Concerning Voting. When taking a vote, we will use the following rules to decide how much principal amount to attribute to a security:

•for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of the debt securities were accelerated to that date because of a default;
•for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that security described in the prospectus supplement;
•for debt securities denominated in one or more foreign currencies or currency units, we will use the U.S. dollar equivalent;
•debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust for you money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “—Defeasance and Discharge”; and
•we will generally be entitled to set any day as a record date for the purpose of determining the holders of outstanding debt securities that are entitled to vote or take other action under the applicable indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for a vote or other action to be taken by holders of a particular series, that vote or action may be taken only by persons who are holders of outstanding debt securities of that series on the record date and must be taken within 180 days following the record date or another period that we may specify (or as the trustee may specify, if it set the record date). We may shorten or lengthen (but not beyond 180 days) this period from time to time.

Street name and other indirect holders should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or the debt securities or request a waiver.

Defeasance and Discharge

The following discussion of full defeasance and discharge and covenant defeasance and discharge will be applicable to your series of debt securities only if we choose to have them apply to that series. If we do so choose, we will state that in the prospectus supplement.

Full Defeasance

A Stellantis debt issuer can legally release itself from any payment or other obligations on the debt securities, except for various obligations described below, if it, in addition to other actions, puts in place the following arrangements for you to be repaid:

•It must deposit in trust for your benefit and the benefit of all other direct holders of the applicable series of debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on such series of debt securities on their various due dates.
•It must deliver to the trustee a legal opinion of counsel confirming that as a result of a change in U.S. federal income tax law it may make the above deposit without causing you to be taxed on the debt securities any differently than if it did not make the deposit and just repaid the debt securities itself or stating that it has received from, or there has been published by, the U.S. Internal Revenue Service (“IRS”) a ruling that states the same conclusion.

However, even if a Stellantis debt issuer takes these actions, a number of its obligations relating to the debt securities will remain. These include the following obligations:

•to register the transfer and exchange of debt securities;
•to replace mutilated, destroyed, lost or stolen debt securities;
•to maintain paying agencies; and
•to hold money for payment in trust.

Covenant Defeasance

A Stellantis debt issuer can be legally released from compliance with certain covenants if, in addition to other actions, we take all the steps described above under “—Defeasance and Discharge” except that the opinion of counsel does not have to refer to a change in United States federal income tax laws or a ruling from the United States Internal Revenue Service. If a Stellantis debt issuer accomplishes covenant defeasance, you can still look to it for repayment of the debt securities if there is a shortfall in the trust deposit.

Default and Related Matters

Ranking

The debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of the unsecured creditors of the applicable Stellantis debt issuer. The debt securities may or may not be subordinated to any of our other debt obligations as indicated in the applicable prospectus supplement. If they are not subordinated, the debt securities will rank with all other unsecured and unsubordinated indebtedness of the applicable Stellantis debt issuer.

Events of Default

You will have special rights if an event of default occurs and is not cured, as described later in this subsection.

What Is an Event of Default? The term event of default means any of the following:

•The applicable Stellantis debt issuer does not pay interest on a debt security, or any additional amounts payable thereon, within 30 days of its due date.
•The applicable Stellantis debt issuer does not pay the principal or any premium on a debt security within five days of its due date.
•The applicable Stellantis debt issuer or guarantor does not comply with its obligations under “—Consolidation, Merger and Sale of Assets”.
•The applicable Stellantis debt issuer remains in breach of its obligation to make a Change of Control Offer as described under “—Change of Control Put” for 60 days after it receives a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of the affected series.

•The applicable Stellantis debt issuer remains in breach of any covenant or any other term of the indenture for 90 days after it receives a notice of default stating it is in breach. The notice must be sent by either the trustee or holders of at least 25 percent of the principal amount of debt securities of the affected series.
•Indebtedness of the applicable Stellantis debt issuer or guarantor or the Indebtedness of a Material Subsidiary is not paid within any applicable grace period after final maturity or is accelerated by the holders thereof because of a default and the total amount of such Indebtedness unpaid or accelerated exceeds €250 million; provided, however, that it will be deemed not to be an event of default if such Indebtedness is paid or otherwise acquired or retired (or for which such failure to pay or acceleration is waived or rescinded) within 30 business days after such failure to pay or such acceleration.
•The applicable Stellantis debt issuer or guarantor files for bankruptcy or certain other events in bankruptcy, insolvency, or creditor arrangement or composition occur.
•In case of any debt securities issued by Stellantis Finance, (a) Stellantis Finance ceases to be controlled directly or indirectly by the guarantor, or (b) the guarantee ceases to be valid and legally binding or the guarantor seeks to deny or disaffirm its obligations under the guarantee.
•Any other event of default provided with respect to securities of that series.
Remedies If an Event of Default Occurs. If an event of default (other than of a type specified in clause (7) above) occurs and is continuing under the applicable indenture with respect to the debt securities of any series, the trustee or the holders of not less than 25 percent in aggregate principal amount of the outstanding debt securities of the affected series may declare the entire principal amount of all the debt securities of that series, and the interest accrued thereon, to be due and immediately payable, by a notice in writing to the applicable Stellantis debt issuer (and to the trustee if given by the holders); provided however, that if an event of default of a type specified in clause (7) above occurs with respect to any series of outstanding debt securities, the principal amount of that series shall automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate principal amount of the outstanding debt securities of an affected series, by written notice to the trustee as provided in the applicable indenture, may, on behalf of the holders of all the outstanding debt securities of such series, waive any existing default with respect to such series and its consequences under the applicable indenture (except a continuing default in the payment of interest on, premium, if any, or the principal of any outstanding debt security held by a non-consenting holder) and rescind any acceleration with respect to such series and its consequences (except if such rescission would conflict with any judgment of a court of competent jurisdiction). In the event of any event of default specified in clause (6) above, such event of default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the applicable series of outstanding debt securities) shall be annulled, waived and rescinded, automatically and without any action by the trustee or the holders, if within 30 days after such event of default arose: (1) the indebtedness that is the basis for such event of default has been discharged; (2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such event of default; or (3) the default that is the basis for such event of default has been cured.

Except in cases of default, where the trustee has some special duties, the trustee is not required to take any action under the applicable indenture at the request of any holders unless the holders offer the trustee reasonable protection from costs, expenses and liability. This protection is called an indemnity. If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding seeking any remedy available to the trustee. These majority holders may also direct the trustee in performing any other action under the applicable indenture. The trustee may decline to follow any such direction if the trustee in good faith determines that the proceeding so directed would involve the trustee in personal liability.

Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:

•The trustee must be given written notice that an event of default has occurred and remains uncured.

•The holders of not less than 25 percent in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee institute proceedings because of the default, and must offer reasonable indemnity to the trustee against the costs, expenses and liabilities of taking such request.
•The trustee must have not taken action for 60 days after receipt of the above notice, request and offer of indemnity.
•No direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of the majority in principal amount of the outstanding securities of that series.
•However, you are entitled at any time to bring a lawsuit for the payment of money due on your security on or after its due date.

Street name and other indirect holders should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and to make or cancel a declaration of acceleration.

The applicable Stellantis debt issuer will furnish to the trustee every year a written statement of certain of its officers and directors certifying that, to their knowledge, the applicable Stellantis debt issuer is in compliance with the indenture and the debt securities, or else specifying any default.

Definitions:

“Material Subsidiary” means (A) Stellantis Europe S.p.A. (and any other person Controlled by Stellantis N.V. which Stellantis Europe S.p.A. is consolidated or merged with or into or to whom all or substantially all of the assets of such entity is sold, assigned, transferred, leased or otherwise disposed of); (B) FCA US LLC (and any other person Controlled by Stellantis N.V. which FCA US LLC is consolidated or merged with or into or to whom all or substantially all of the assets of such entity is sold, assigned, transferred, leased or otherwise disposed of); (C) any Member of the Group the total assets or revenues of which on a stand-alone basis (excluding intra-Group items and as determined from the entity’s most recent financial statements on the basis of which the guarantor’s most recent audited consolidated financial statements were prepared) constitutes 10% or more of the consolidated total assets or revenues of the Group (as determined from Stellantis N.V.’s most recent audited consolidated financial statements); (D) any Treasury Subsidiary or (E) any entity under Stellantis N.V.’s direct or indirect Control that directly or indirectly Controls a subsidiary that meets the requirements of the preceding clauses (A), (B), (C) or (D), provided that if any such entity Controls such a subsidiary only pursuant to the aggregate ownership test specified in the proviso to clause (1) of the definition of “Control,” “Controls” or “Controlled” below, then, and only then, the applicable Stellantis debt issuer and guarantor shall have the right to designate which such entities shall be deemed to so Control such a subsidiary provided that, in each case, such designated entities Control in the aggregate more than 50% of the relevant subsidiary’s voting stock. For purposes of this definition of “Material Subsidiary,” (i) the term “Control,” “Controls” or “Controlled” means (1) the direct or indirect ownership (beneficial or otherwise) of more than 50% of the voting stock of a person measured by voting power rather than number of shares, provided that to the extent that no single entity directly owns more than 50% of the voting stock of a person, entities with aggregate direct or indirect ownership of more than 50% of the voting stock of a person will be deemed to Control such person or (2) the power to appoint or remove all or the majority of the directors or other equivalent officers of a person and (ii) no Financial Services Subsidiary shall be considered or deemed to be a Material Subsidiary. Notwithstanding the foregoing, a subsidiary shall be considered or deemed to be a Material Subsidiary only to the extent that such subsidiary is located or domiciled in an OECD Country (or, to the extent that the OECD or a successor organization no longer exists, the countries that were members of the relevant organization on the date such organization ceased to exist).

“OECD Country” means a country that is a member of the Organization for Economic Co-operation and Development (“OECD”) or any successor organization at the time of the occurrence of a payment default or acceleration specified in “—Events of Default” above (or, to the extent that the OECD or a successor organization no longer exists, at the time the relevant organization ceased to exist).

“Treasury Subsidiary” means (A) Fiat Chrysler Finance Europe société en nom collectif, (B) Stellantis Finance, and (C) any other subsidiary of Stellantis N.V. the primary purpose of which is borrowing funds, issuing securities or incurring Indebtedness from third parties. For the avoidance of doubt, “Treasury Subsidiary” does not, and shall not be deemed to, include any Financial Services Subsidiary.

Additional Mechanics

Exchange and Transfer

You may have your debt securities broken into more debt securities of smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an exchange.

You may exchange or transfer registered debt securities at the office of the trustee. The trustee acts as our agent for registering debt securities in the names of holders and transferring registered debt securities. We may change this appointment to another entity or perform the service ourselves. The entity performing the role of maintaining the list of registered holders is called the security registrar. It will also register transfers of the registered debt securities.

You will not be required to pay a service charge for registering a transfer or exchange of debt securities, but you may be required to pay for any tax or other governmental charge associated with the registration of the exchange or transfer. The transfer or exchange of a registered debt security will only be made if the security registrar is satisfied with your proof of ownership.

If we have designated additional transfer agents, they are named in the prospectus supplement. We may cancel the designation of any particular transfer agent. We may also approve a change in the office through which any transfer agent acts.

If the debt securities are redeemable and we redeem less than all of the debt securities of a particular series, we may block the transfer or exchange of debt securities during a specified period of time in order to freeze the list of holders to prepare the mailing. The period begins 15 days before the day we mail the notice of redemption and ends on the day of that mailing. We may also refuse to register transfers or exchanges of debt securities selected for redemption. However, we will continue to permit transfers and exchanges of the unredeemed portion of any security being partially redeemed.

Payment and Paying Agents

We will pay interest to you if you are a direct holder listed in the trustee’s records at the close of business on a particular day in advance of each due date for interest, even if you no longer own the security on the interest due date. That particular day, usually about two weeks in advance of the interest due date, is called the regular record date and is stated in the applicable prospectus supplement
.
Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller.

We will pay interest, principal and any other money due on the registered debt securities at the corporate trust office of the trustee in New York City. You must make arrangements to have your payments picked up at or wired from that office. We may also choose to pay interest by mailing checks. Interest on global securities will be paid to the holder thereof by wire transfer of same day funds.

Street name and other indirect holders should consult their banks or brokers for information on how they will receive payments.

We may also arrange for additional payment offices, and may cancel or change these offices, including our use of the trustee’s corporate trust office. These offices are called paying agents. We may also choose to act as our own paying agent. We must notify the trustee of changes in the paying agent for any particular series of debt securities.

Notices

We and the trustee will send notices only to direct holders, using their addresses as listed in the trustee’s records.

Regardless of who acts as paying agent, all money that we pay to a paying agent that remains unclaimed at the end of two years after the amount is due to direct holders will be repaid to the applicable Stellantis debt issuer or guarantor, as the case may be. After that two-year period, you may look only to the applicable Stellantis debt issuer or guarantor for payment and not to the trustee, any other paying agent or anyone else.

Regarding the Trustee

The Bank of New York Mellon will act as the trustee under the indentures. Stellantis and some of its subsidiaries maintain ordinary banking relations with the trustee under the indentures and affiliates of the trustee in the ordinary course of business.

If an event of default occurs, or an event occurs that would be an event of default if the requirements for giving default notice or the default having to exist for a specific period of time were disregarded, the trustee may, in the circumstances set out in Section 310 of the Trust Indenture Act of 1939 (the “Trust Indenture Act”), thereafter be considered to have a conflicting interest with respect to the debt securities or the applicable indenture for purposes of the Trust Indenture Act. In that case, the trustee may be required to resign as trustee under the applicable indenture and we would be required to appoint a successor trustee.

DESCRIPTION OF COMMON SHARES

A description of our common shares can be found under the headings “Articles of Association and Information on Stellantis Shares” in the 2025 Annual Report and in Exhibit 2.1 to the 2025 Annual Report, which descriptions are incorporated by reference herein.

CLEARANCE AND SETTLEMENT

Securities we issue may be held through one or more international and domestic clearing systems. The principal clearing systems we will use are the book-entry systems operated by The Depository Trust Company (“DTC”) in the United States, Clearstream Banking, société anonyme, in Luxembourg (“Clearstream”) and Euroclear Bank S.A./N.V. in Brussels, Belgium (“Euroclear”). These systems have established electronic securities and payment transfer, processing, depositary and custodial links among themselves and others, either directly or through custodians and depositaries. These links allow securities to be issued, held and transferred among the clearing systems without the physical transfer of certificates.

The policies of DTC, Clearstream and Euroclear will govern payments, transfers, exchange and other matters relating to the investor’s interest in securities held by them. This is also true for any other clearance system that may be named in a prospectus supplement.

We have no responsibility for any aspect of the actions of DTC, Clearstream or Euroclear or any of their direct or indirect participants. We have no responsibility for any aspect of the records kept by DTC, Clearstream or Euroclear or any of their direct or indirect participants. We also do not supervise these systems in any way. This is also true for any other clearing system indicated in a prospectus supplement.

DTC, Clearstream and Euroclear and their participants perform these clearance and settlement functions under agreements they have made with one another or with their customers. You should be aware that they are not obligated to perform these procedures and may modify them or discontinue them at any time.

The description of the clearing systems in this section reflects our understanding of the rules and procedures of DTC, Clearstream and Euroclear as they are currently in effect. Those systems could change their rules and procedures at any time.

Considerations Relating to DTC

DTC has informed us as follows:

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that DTC’s participants (“direct participants”) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies and clearing corporations that clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. The DTC rules applicable to its participants are on file with the SEC.

Purchases of securities within the DTC system must be made by or through direct participants, which will receive a credit for the securities on DTC’s records. The ownership interest of each actual purchaser of each security is in turn to be recorded on the direct and indirect participants’ records, including Euroclear and Clearstream. Beneficial owners will not receive written confirmation from DTC of their purchases. Beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the securities are to be accomplished by entries made on the books of direct or indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the securities, except in the limited circumstances described above under “Description of Debt Securities and Guarantees—Form of Debt Securities”.

To facilitate subsequent transfers, all securities deposited by direct participants with DTC will be registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of securities with DTC and their registration in the name of Cede & Co. or such other nominee will not effect any change in beneficial ownership of the securities. DTC has no knowledge of the actual beneficial owners of the securities; DTC’s records reflect only the identity of the direct participants to whose accounts such securities are credited, which may or may not be the beneficial owners. The direct and indirect participants are responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to its direct participants, by its direct participants to indirect participants, and by its direct and indirect participants to beneficial owners of the securities will be governed by arrangements among them respectively, subject to any statutory or regulatory requirements as may be in effect from time to time.

Redemption notices will be sent to DTC. If less than all of the securities within an issue are being redeemed, DTC will determine by lot the amount of the interest of each direct participant in such issue to be redeemed.

Neither DTC nor Cede & Co. (nor any other DTC nominee) will itself consent or vote with respect to the securities unless authorized by a direct participant in accordance with DTC’s MMI procedures. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting rights to those direct participants to whose accounts such securities are credited on the record date (identified in a listing attached to the omnibus proxy).

Redemption proceeds and distribution payments on the securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from us or our agent, on the relevant payment date in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name”, and will be the responsibility of such participants and not of DTC, the relevant agent or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds and distributions to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of us or our agent, disbursements of such payments to direct participants are the responsibility of DTC, and disbursements of such payments to the beneficial owners are the responsibility of direct and indirect participants.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof.

Considerations Relating to Euroclear and Clearstream

Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

Transactions between participants in Euroclear or Clearstream, on the one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC’s rules and procedures.

Special Timing Considerations

You should be aware that investors will only be able to make and receive deliveries, payments and other communications involving the securities through Clearstream and Euroclear on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

In addition, because of time-zone differences, there may be problems with completing transactions involving Clearstream and Euroclear on the same business day as in the United States. U.S. investors who wish to transfer their interests in the securities, or to receive or make a payment or delivery of the securities, on a particular day, may find that the transactions will not be performed until the next business day in Luxembourg or Brussels, depending on whether Clearstream or Euroclear is used.

TAXATION

United States Taxation of Debt Securities

This section describes the material United States federal income tax consequences of owning debt securities we may offer pursuant to this prospectus. It applies to you only if you acquire the offered debt securities in an offering or offerings contemplated by this prospectus and you hold the offered debt securities as capital assets for tax purposes. This section is the opinion of Sullivan & Cromwell, LLP, U.S. counsel to the Stellantis debt issuers. This section addresses only United States federal income taxation and does not discuss all of the tax consequences that may be relevant to you in light of your individual circumstances, including foreign, state or local tax consequences, and tax consequences arising under the Medicare contribution tax on net investment income or the alternative minimum tax. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

•a dealer in securities or currencies,
•a regulated investment company,
•a trader in securities that elects to use a mark-to-market method of accounting for its securities holdings,
•a tax-exempt organization,
•a bank, financial institution, or life insurance company,
•a person that owns debt securities as part of a straddle or a hedging, conversion or other risk reduction transaction (including, in the case of debt securities, debt securities owned as a hedge, or that are hedged, against interest rate or currency risks),
•a person that purchases or sells debt securities as part of a wash sale for tax purposes, or
•a United States holder (as defined below) whose functional currency is not the U.S. dollar.

This discussion deals only with debt securities that are due to mature 30 years or less from the date on which they are issued. The United States federal income tax consequences of owning debt securities that are due to mature more than 30 years from their date of issue will be discussed in the applicable prospectus supplement.

This section is based on the Code, its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, as well as the relevant provisions of the present double taxation treaty between The Netherlands and the United States (the “Treaty”), all as currently in effect. These authorities are subject to change, possibly on a retroactive basis.

You are a United States holder if you are a beneficial owner of an offered security and you are for United States federal income tax purposes:

•a citizen or resident of the United States,
•a domestic corporation,
•an estate whose income is subject to United States federal income tax regardless of its source, or
•a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.
You are a non-United States holder if you are the beneficial owner of an offered security and are, for United States federal income tax purposes:

•a nonresident alien individual;
•a foreign corporation; or
•an estate or trust that in either case is not subject to United States federal income tax on a net income basis on income or gain from the security.

If an entity or arrangement that is treated as a partnership for U.S. federal income tax purposes owns the offered debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the offered securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the offered securities.

Information with Respect to Foreign Financial Assets

If you own “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), you may be required to file an information report with respect to such assets with your tax returns. “Specified foreign financial assets” may include financial accounts maintained by non-U.S. financial institutions, as well as the following, but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-United States persons, (ii) financial instruments and contracts held for investment that have non-United States issuers or counterparties and (iii) interests in foreign entities. You are urged to consult your tax advisors regarding the application of this filing requirement to your ownership of the debt securities.

This discussion is a general summary and does not cover all the tax matters that may be applicable to each individual investor in debt securities. You should consult your own tax advisor regarding the United States federal, state and local and other tax consequences of owning and disposing of offered debt securities in your particular circumstances.

United States Holders

If you are not a United States holder, this section does not apply to you, and you should see the sections entitled “Non-United States Holders” below for information that may apply to you.

Payments of Interest

Except as described below in the case of interest on a “discount debt security” that is not “qualified stated interest”, each as defined later under “Original Issue Discount—General”, you will be taxed on any interest and any additional amounts payable on your debt security, whether payable in U.S. dollars or a foreign currency, including a composite currency or basket of currencies other than U.S. dollars, as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

Interest paid on, and original issue discount (as described below under “—Original Issue Discount”), if any, accrued with respect to the debt securities that are issued by Stellantis Finance constitutes income from sources within the United States.

Interest paid by us on the debt securities issued by Stellantis and original issue discount, if any, accrued with respect to such debt securities (as described below under “—Original Issue Discount”) and any additional amounts paid with respect to withholding tax on such debt securities, including withholding tax on payments of such additional amounts, are income from sources outside the United States and will, depending on your circumstances, be either “passive” or “general” income for purposes of the rules regarding the foreign tax credit allowable to a United States holder.

Foreign Currency Debt Securities: Cash Basis Taxpayers. If you are a taxpayer that uses the cash receipts and disbursements method of accounting for tax purposes and you receive an interest payment that is denominated in, or determined by reference to, a foreign currency, you would recognize income equal to the U.S. dollar value of the interest payment, based on the exchange rate in effect on the date of receipt, regardless of whether you actually convert the payment into U.S. dollars.

Foreign Currency Debt Securities: Accrual Basis Taxpayers. If you are a taxpayer that uses an accrual method of accounting for tax purposes, you may determine the amount of income that you recognize with respect to an interest payment denominated in, or determined by reference to, a foreign currency by using one of two methods. Under the first method, you would determine the amount of income accrued based on the average exchange rate in effect during the interest accrual period or, with respect to an accrual period that spans two taxable years, that part of the period within the taxable year.
If you elect the second method, you would determine the amount of income accrued on the basis of the exchange rate in effect on the last day of the accrual period, or, in the case of an accrual period that spans two taxable years, the exchange rate in effect on the last day of the part of the period within the taxable year. Additionally, under this second method, if you receive a payment of interest within five business days of the last day of your accrual period or taxable year, you may instead translate the interest accrued into U.S. dollars at the exchange rate in effect on the day that you actually receive the interest payment. If you elect the second method, it would apply to all debt instruments that you hold at the beginning of the first taxable year to which the election applies and to all debt instruments that you subsequently acquire. You may not revoke this election without the consent of the IRS.

When you actually receive an interest payment, including a payment attributable to accrued but unpaid interest upon the sale or retirement of your debt security, denominated in, or determined by reference to, a foreign currency for which you accrued an amount of income, you will recognize ordinary income or loss measured by the difference, if any, between the U.S. dollar amount that you accrued in interest income under the rules described above and the U.S. dollar value of the foreign currency on the date of receipt based on the exchange rate in effect on such date, regardless of whether you actually convert the payment into U.S. dollars.

Original Issue Discount

General. If you own a debt security, other than a short-term debt security with a term of one year or less, it would be treated as a discount debt security issued at an original issue discount if the amount by which the debt security’s stated redemption price at maturity exceeds its issue price is equal to or more than a de minimis amount. Generally, a debt security’s issue price will be the first price at which a substantial amount of debt securities included in the issue of which the debt security is a part is sold to persons other than bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents, or wholesalers. A debt security’s stated redemption price at maturity is the total of all payments provided by the debt security that are not payments of qualified stated interest. Generally, an interest payment on a debt security is qualified stated interest if it is one of a series of stated interest payments on a debt security that are unconditionally payable at least annually at a single fixed rate, with certain exceptions for lower rates paid during some periods applied to the outstanding principal amount of the debt security. There are special rules for variable rate debt securities that are discussed under “—Variable Rate Debt Securities”.

In general, your debt security is not a discount debt security if the amount by which its stated redemption price at maturity exceeds its issue price is less than the de minimis amount of ¼ of 1 percent of its stated redemption price at maturity multiplied by the number of complete years to its maturity. Your debt security would have de minimis original issue discount if the amount of the excess is less than the de minimis amount. If your debt security has de minimis original issue discount, you would include the de minimis amount in income as stated principal payments are made on the debt security, unless you make the election described below under “—Election to Treat All Interest as Original Issue Discount”. You can determine the includible amount with respect to each such payment by multiplying the total amount of your debt security’s de minimis original issue discount by a fraction equal to:

•the amount of the principal payment made

divided by:

•the stated principal amount of the debt security.

Generally, if your discount debt security matures more than one year from its date of issue, you would include original issue discount, or OID, in income before you receive cash attributable to that income. The amount of OID that you would include in income is calculated using a constant-yield method, and generally you would include increasingly greater amounts of OID in income over the life of your debt security. More specifically, you can calculate the amount of OID that you would include in income by adding the daily portions of OID with respect to your discount debt security for each day during the taxable year or portion of the taxable year that you hold your discount debt security. You can determine the daily portion by allocating to each day in any “accrual period” a pro rata portion of the OID allocable to that accrual period. You may select an accrual period of any length with respect to your discount debt security and you may vary the length of each accrual period over the term of your discount debt security. However, no accrual period may be longer than one year and each scheduled payment of interest or principal on the discount debt security must occur on either the first or final day of an accrual period.

You can determine the amount of OID allocable to an accrual period by:

•multiplying your discount debt security’s adjusted issue price at the beginning of the accrual period by your debt security’s yield to maturity, and then
•subtracting from this figure the sum of the payments of qualified stated interest on your debt security allocable to the accrual period.
You must determine the discount debt security’s yield to maturity on the basis of compounding at the close of each accrual period and adjusting for the length of each accrual period. Further, you determine your discount debt security’s adjusted issue price at the beginning of any accrual period by:

•adding your discount debt security’s issue price and any accrued OID for each prior accrual period, and then
•subtracting any payments previously made on your discount debt security that were not qualified stated interest payments.

If an interval between payments of qualified stated interest on your discount debt security contains more than one accrual period, then, when you determine the amount of OID allocable to an accrual period, you would allocate the amount of qualified stated interest payable at the end of the interval, including any qualified stated interest that is payable on the first day of the accrual period immediately following the interval, pro rata to each accrual period in the interval based on their relative lengths. In addition, you would increase the adjusted issue price at the beginning of each accrual period in the interval by the amount of any qualified stated interest that has accrued prior to the first day of the accrual period but that is not payable until the end of the interval. You may compute the amount of OID allocable to an initial short accrual period by using any reasonable method if all other accrual periods, other than a final short accrual period, are of equal length.

The amount of OID allocable to the final accrual period is equal to the difference between:

•the amount payable at the maturity of your debt security other than any payment of qualified stated interest, and
•your debt security’s adjusted issue price as of the beginning of the final accrual period.

Acquisition Premium. If you purchase your debt security for an amount that is less than or equal to the sum of all amounts other than qualified stated interest payable on your debt security after the purchase date but is greater than the amount of your debt security’s adjusted issue price, as determined above under “—General”, the excess is acquisition premium. If you do not make the election described below under “—Election to Treat All Interest as Original Issue Discount”, then you would reduce the daily portions of OID by a fraction equal to:

•the excess of your adjusted basis in the debt security immediately after purchase over the adjusted issue price of the debt security divided by:

•the excess of the sum of all amounts payable, other than qualified stated interest, on the debt security after the purchase date over the debt security’s adjusted issue price.

Pre-Issuance Accrued Interest. An election may be made to decrease the issue price of your debt security by the amount of pre-issuance accrued interest if:

•a portion of the initial purchase price of your debt security is attributable to pre-issuance accrued interest;
•the first stated interest payment on your debt security is to be made within one year of your debt security’s issue date; and
•the payment would equal or exceed the amount of pre-issuance accrued interest.

If this election is made, a portion of the first stated interest payment would be treated as a return of the excluded pre-issuance accrued interest and not as an amount payable on your debt security.

Debt Securities Subject to Contingencies Including Optional Redemption. Your debt security is subject to a contingency if it provides for an alternative payment schedule or schedules applicable upon the occurrence of a contingency or contingencies, other than a remote or incidental contingency, whether such contingency relates to payments of interest or of principal. In such a case, you would determine the yield and maturity of your debt security by assuming that the payments would be made according to the payment schedule most likely to occur if:

•the timing and amounts of the payments that comprise each payment schedule are known as of the issue date; and
•one of such schedules is significantly more likely than not to occur.

If there is no single payment schedule that is significantly more likely than not to occur, other than because of a mandatory sinking fund, you would include income on your debt security in accordance with the general rules that govern contingent payment obligations. These rules will be discussed in the applicable prospectus supplement.

Notwithstanding the general rules for determining yield and maturity, if your debt security is subject to contingencies, and either you or we have an unconditional option or options that, if exercised, would require payments to be made on the debt security under an alternative payment schedule or schedules, then:

•in the case of an option or options that we may exercise, we would be deemed to exercise or not exercise an option or combination of options in the manner that minimizes the yield on your debt security; and
•in the case of an option or options that you may exercise, you would be deemed to exercise or not exercise an option or combination of options in the manner that maximizes the yield on your debt security.

If both you and we hold options described in the preceding sentence, those rules would apply to each option in the order in which they may be exercised. You would determine the yield on your debt security for the purposes of those calculations by using any date on which your debt security may be redeemed or repurchased as the maturity date and the amount payable on such date in accordance with the terms of your debt security as the principal amount payable at maturity.

If a contingency, including the exercise of an option, actually occurs or does not occur contrary to an assumption made according to the above rules then, except to the extent that a portion of your debt security is repaid as a result of this change in circumstances and solely to determine the amount and accrual of OID, you would redetermine the yield and maturity of your debt security by treating your debt security as having been retired and reissued on the date of the change in circumstances for an amount equal to your debt security’s adjusted issue price on that date.

Election to Treat All Interest as Original Issue Discount. You may elect to include in gross income all interest that accrues on your debt security using the constant-yield method described above under “—General”, with the modifications described below. For purposes of this election, interest will include stated interest, OID, de minimis original issue discount, market discount, de minimis market discount and unstated interest, as adjusted by any amortizable bond premium, described below under “—Debt Securities Purchased at a Premium” or acquisition premium.

If you make this election for your debt security, then, when you apply the constant-yield method:

•the issue price of your debt security would equal your cost,
•the issue date of your debt security would be the date you acquired it, and
•no payments on your debt security would be treated as payments of qualified stated interest.

Generally, this election will apply only to the debt security for which you make it; however, if the debt security has amortizable bond premium, you would be deemed to have made an election to apply amortizable bond premium against interest for all debt instruments with amortizable bond premium, other than debt instruments the interest on which is excludible from gross income, that you hold as of the beginning of the taxable year to which the election applies or any taxable year thereafter. Additionally, if you make this election for a market discount debt security, you would be treated as having made the election discussed below under “—Market Discount” to include market discount in income currently over the life of all debt instruments having market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke any election to apply the constant-yield method to all interest on a debt security or the deemed elections with respect to amortizable bond premium or market discount debt securities without the consent of the IRS.

Variable Rate Debt Securities. Your debt security would be a variable rate debt security if:

•your debt security’s issue price does not exceed the total noncontingent principal payments by more than the lesser of:
1..015 multiplied by the product of the total non-contingent principal payments and the number of complete years to maturity from the issue date, or
2. 15 percent of the total non-contingent principal payments; and

•your debt security provides for stated interest, compounded or paid at least annually, only at:
1.one or more qualified floating rates,
2.a single fixed rate and one or more qualified floating rates,
3.a single objective rate, or
4.a single fixed rate and a single objective rate that is a qualified inverse floating rate; and
•the value of any floating rate on any date during the term of your debt security is set no earlier than three months prior to the first day on which that value is in effect and no later than one year following that first day.

Your debt security would have a variable rate that is a qualified floating rate if:
•variations in the value of the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds in the currency in which your debt security is denominated; or
•the rate is equal to such a rate either:
1.multiplied by a fixed multiple that is greater than 0.65 but not more than 1.35 or
2.multiplied by a fixed multiple greater than 0.65 but not more than 1.35, and then increased or decreased by a fixed rate.

If your debt security provides for two or more qualified floating rates that are within 0.25 percentage points of each other on the issue date or can reasonably be expected to have approximately the same values throughout the term of the debt security, the qualified floating rates together constitute a single qualified floating rate.
Your debt security would not have a qualified floating rate, however, if the rate is subject to certain restrictions (including caps, floors, governors, or other similar restrictions) unless such restrictions are caps, floors or governors that are fixed throughout the term of the debt security or such restrictions are not reasonably expected to significantly affect the yield on the debt security.

Your debt security would have a variable rate that is a single objective rate if:

•the rate is not a qualified floating rate, and
•the rate is determined using a single, fixed formula that is based on objective financial or economic information that is not within the control of or unique to the circumstances of the issuer or a related party.

Your debt security would not have a variable rate that is an objective rate, however, if it is reasonably expected that the average value of the rate during the first half of your debt security’s term would be either significantly less than or significantly greater than the average value of the rate during the final half of your debt security’s term.

An objective rate as described above is a qualified inverse floating rate if:

•the rate is equal to a fixed rate minus a qualified floating rate and
•the variations in the rate can reasonably be expected to inversely reflect contemporaneous variations in the cost of newly borrowed funds.

Your debt security would also have a single qualified floating rate or an objective rate if interest on your debt security is stated at a fixed rate for an initial period of one year or less followed by either a qualified floating rate or an objective rate for a subsequent period, and either:

•the fixed rate and the qualified floating rate or objective rate have values on the issue date of the debt security that do not differ by more than 0.25 percentage points or
•the value of the qualified floating rate or objective rate is intended to approximate the fixed rate.

In general, if your variable rate debt security provides for stated interest at a single qualified floating rate or objective rate, or one of those rates after a single fixed rate for an initial period, all stated interest on your debt security is qualified stated interest. In this case, the amount of OID, if any, is determined by using, in the case of a qualified floating rate or qualified inverse floating rate, the value as of the issue date of the qualified floating rate or qualified inverse floating rate, or, for any other objective rate, a fixed rate that reflects the yield reasonably expected for your debt security.

If your variable rate debt security does not provide for stated interest at a single qualified floating rate or a single objective rate, and also does not provide for interest payable at a fixed rate other than a single fixed rate for an initial period, you generally would determine the interest and OID accruals on your debt security by:

•determining a fixed rate substitute for each variable rate provided under your variable rate debt security,
•constructing the equivalent fixed rate debt instrument, using the fixed rate substitute described above,
•determining the amount of qualified stated interest and OID with respect to the equivalent fixed rate debt instrument, and
•adjusting for actual variable rates during the applicable accrual period.

When you determine the fixed rate substitute for each variable rate provided under the variable rate debt security, you generally will use the value of each variable rate as of the issue date or, for an objective rate that is not a qualified inverse floating rate, a rate that reflects the reasonably expected yield on your debt security.

If your variable rate debt security provides for stated interest either at one or more qualified floating rates or at a qualified inverse floating rate, and also provides for stated interest at a single fixed rate other than at a single fixed rate for an initial period, you generally would determine interest and OID accruals by using the method described in the previous paragraph. However, your variable rate debt security would be treated, for purposes of the first three steps of the determination, as if your debt security had provided for a qualified floating rate, or a qualified inverse floating rate, rather than the fixed rate. The qualified floating rate, or qualified inverse floating rate, that replaces the fixed rate must be such that the fair market value of your variable rate debt security as of the issue date approximates the fair market value of an otherwise identical debt instrument that provides for the qualified floating rate, or qualified inverse floating rate, rather than the fixed rate.

Short-Term Debt Securities. In general, if you are an individual or other cash basis United States holder of a short-term debt security, you are not required to accrue OID, as specially defined below for the purposes of this paragraph, for United States federal income tax purposes unless you elect to do so (although it is possible that you may be required to include any stated interest in income as you receive it). If you are an accrual basis taxpayer, a taxpayer in a special class, including, but not limited to, a regulated investment company, common trust fund, or a certain type of pass-through entity, or a cash basis taxpayer who so elects, you would be required to accrue OID on short-term debt securities either on a straight-line basis or under the constant-yield method, based on daily compounding. If you are not required and do not elect to include OID in income currently, any gain you realize on the sale or retirement of your short-term debt security would be ordinary income to the extent of the accrued OID, which would be determined on a straight-line basis unless you make an election to accrue the OID under the constant-yield method, through the date of sale or retirement. However, if you are not required and do not elect to accrue OID on your short-term debt securities, you would be required to defer deductions for interest on borrowings allocable to your short-term debt securities in an amount not exceeding the deferred income until the deferred income is realized.

When you determine the amount of OID subject to these rules, you must include all interest payments on your short-term debt security, including stated interest, in your short-term debt security’s stated redemption price at maturity.

Foreign Currency Discount Debt Securities. If your discount debt security is denominated in, or determined by reference to, a foreign currency, you would determine OID for any accrual period on your discount debt security in the foreign currency and then translate the amount of OID into U.S. dollars in the same manner as stated interest accrued by an accrual basis United States holder, as described under “—Payments of Interest”. You may recognize ordinary income or loss when you receive an amount attributable to OID in connection with a payment of interest or the sale or retirement of your debt security.

Market Discount

You would be treated as if you purchased your debt security, other than a short-term debt security, at a market discount, and your debt security will be a market discount debt security if:

•you purchase your debt security for less than its issue price as determined above under “—Original Issue Discount—General”; and
•the difference between the debt security’s stated redemption price at maturity or, in the case of a discount debt security, the debt security’s revised issue price, and the price you paid for your debt security is equal to or greater than ¼ of 1 percent of your debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity. To determine the revised issue price of your debt security for these purposes, you generally add any OID that has accrued on your debt security to its issue price.

If your debt security’s stated redemption price at maturity or, in the case of a discount debt security, its “revised issue price”, does not exceed the price you paid for the debt security by ¼ of 1 percent of the debt security’s stated redemption price at maturity multiplied by the number of complete years to the debt security’s maturity, the excess constitutes de minimis market discount, and the rules discussed below are not applicable to you.

You must treat any gain you recognize on the maturity or disposition of your market discount debt security as ordinary income to the extent of the accrued market discount on your debt security. Alternatively, you may elect to include market discount in income currently over the life of your debt security. If you make this election, it would apply to all debt instruments with market discount that you acquire on or after the first day of the first taxable year to which the election applies. You may not revoke this election without the consent of the IRS. If you own a market discount debt security and do not make this election, you would generally be required to defer deductions for interest on borrowings allocable to your debt security in an amount not exceeding the accrued market discount on your debt security until the maturity or disposition of your debt security.

If you own a market discount debt security, the market discount would accrue on a straight-line basis unless an election is made to accrue market discount using a constant-yield method. If you make this election, it would apply only to the debt security with respect to which it is made and you may not revoke it. You would, however, not include accrued market discount in income unless you elect to do so as described above.

Debt Securities Purchased at a Premium

If you purchase your debt security for an amount in excess of its principal amount (or, in the case of a discount debt security, in excess of the sum of all amounts payable on the debt security after the acquisition date (other than payments of qualified stated interest)), you may elect to treat the excess as amortizable bond premium. If you make this election, you would reduce the amount required to be included in your income each accrual period with respect to interest on your debt security by the amount of amortizable bond premium allocable to that accrual period, based on your debt security’s yield to maturity.

If the amortizable bond premium allocable to an accrual period exceeds your interest income from your debt security for such accrual period, such excess is first allowed as a deduction to the extent of interest included in your income in respect of the debt security in previous accrual periods and is then carried forward to your next accrual period. If the amortizable bond premium allocable and carried forward to the accrual period in which your debt security is sold, retired or otherwise disposed of exceeds your interest income for such accrual period, you would be allowed an ordinary deduction equal to such excess.

If your debt security is denominated in, or determined by reference to, a foreign currency, you would compute your amortizable bond premium in units of the foreign currency and your amortizable bond premium would reduce your interest income in units of the foreign currency. Gain or loss recognized that is attributable to changes in exchange rates between the time your amortized bond premium offsets interest income and the time of the acquisition of your debt security is generally taxable as ordinary income or loss.

If you make an election to amortize bond premium, it would apply to all debt instruments, other than debt instruments the interest on which is excludible from gross income, that you hold at the beginning of the first taxable year to which the election applies or that you thereafter acquire, and you may not revoke it without the consent of the IRS. See also “—Original Issue Discount—Election to Treat All Interest as Original Issue Discount”.

Purchase, Sale and Retirement of the Debt Securities

Your tax basis in your debt security will generally be the U.S. dollar cost, as defined below, of your debt security, adjusted by:

•adding any OID or market discount previously included in income with respect to your debt security, and then
•subtracting any payments on your debt security that are not qualified stated interest payments and any amortizable bond premium to the extent that such premium either reduced interest on your debt security or gave rise to a deduction on your debt security.

If you purchase your debt security with foreign currency, the U.S. dollar cost of your debt security would generally be the U.S. dollar value of the purchase price on the date of purchase. However, if you are a cash basis taxpayer, or an accrual basis taxpayer, if you so elect, and your debt security is traded on an established securities market, as defined in the applicable Treasury regulations, the U.S. dollar cost of your debt security would be the U.S. dollar value of the purchase price on the settlement date of your purchase.

You will generally recognize gain or loss on the sale or retirement of your debt security equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest (which will be treated as interest payments) and your tax basis in your debt security. If your debt security is sold or retired for an amount in foreign currency, the amount you realize would be the U.S. dollar value of such amount on the date the debt security is disposed of or retired, except that in the case of a debt security that is traded on an established securities market, as defined in the applicable Treasury regulations, a cash basis taxpayer, or an accrual basis taxpayer that so elects, would determine the amount realized based on the U.S. dollar value of the foreign currency on the settlement date of the sale.

You will recognize capital gain or loss when you sell or retire your debt security, except to the extent:

•described above under “—Original Issue Discount—Short-Term Debt Securities” or “—Market Discount”, or
•attributable to changes in exchange rates as described below.

Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year.

You must treat any portion of the gain or loss that you recognize on the sale or retirement of a debt security as ordinary income or loss to the extent attributable to changes in exchange rates. However, you take exchange gain or loss into account only to the extent of the total gain or loss you realize on the transaction.

Exchange of Amounts in Other Than U.S. Dollars

If you receive foreign currency as interest on your debt security or on the sale or retirement of your debt security, your tax basis in the foreign currency would equal its U.S. dollar value when the interest is received or at the time of the sale or retirement. If you purchase foreign currency, you generally would have a tax basis equal to the U.S. dollar value of the foreign currency on the date of your purchase. If you sell or dispose of a foreign currency, including if you use it to purchase a debt security or exchange it for U.S. dollars, any gain or loss recognized generally would be ordinary income or loss.

Non-United States Holders

This subsection describes the tax consequences to non-United States holders of our debt securities. The discussion below does not address the tax consequences to a non-United States holder of an investment in a debt security that references directly or indirectly the performance of United States equities. The tax treatment of any such debt securities will be discussed in the applicable prospectus supplement.

If you are a United States holder, this section does not apply to you.

Interest on the Debt Securities – Stellantis

Under present United States federal income tax law, and subject to the discussion of backup withholding below, if you are a non-United States holder of a debt security issued by Stellantis, interest (including OID) on your debt security is exempt from United States federal income tax, including withholding tax, whether or not you are engaged in a trade or business in the United States, unless:

•you are an insurance company carrying on a United States insurance business to which the interest is attributable, within the meaning of the Code, or
•you both
◦have an office or other fixed place of business in the United States to which the interest is attributable, and
◦derive the interest in the active conduct of a banking, financing or similar business within the United States, or are a corporation with a principal business of trading in stocks and securities for its own account.

Interest on the Debt Securities – Stellantis Finance

This discussion applies to debt securities issued by Stellantis Finance and assumes that the debt security is not subject to the rules of Section 871(h)(4)(A) of the Internal Revenue Code, relating to interest payments that are determined by reference to the income, profits, changes in the value of property or other attributes of the debtor or a related party.

Under present United States federal income tax law, and subject to the discussions of FATCA withholding and backup withholding below, interest (including OID) on your debt security that is not effectively connected with your conduct of a trade or business in the United States will generally be exempt from United States federal income and withholding tax under the “portfolio interest exemption,” provided that (i) you do not, actually or constructively, own stock possessing 10% or more of the total voting power of all classes of stock of Stellantis Finance entitled to vote, (ii) you are not a controlled foreign corporation that is related to Stellantis Finance, actually or constructively, and (iii) either (a) you provide to the applicable withholding agent an IRS Form W-8BEN or W-8BEN-E (or other applicable form), signed under penalties of perjury, that includes your name and address and that certifies your non-United States status in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business provides a statement to the applicable withholding agent under penalties of perjury on which it certifies that an applicable IRS Form W-8BEN or W-8BEN-E (or other applicable form) has been received by it from you or a qualifying intermediary and furnishes a copy to the applicable withholding agent. This certification requirement may be satisfied with other documentary evidence in the case of a debt security held in an offshore account or through certain foreign intermediaries. The applicable withholding agent for purposes of the certification requirement described above is generally the last U.S. payor (or a non-U.S. payor that is a qualified intermediary or a U.S. branch of a foreign person) in the chain of payment before payment to you.

If you cannot satisfy the requirements of the portfolio interest exemption described above, then payments of interest (including OID) on debt securities issued by Stellantis Finance made to you generally will be subject to United States federal withholding tax at the rate of 30%, unless either (i) you provide the applicable withholding agent with a properly executed IRS Form W-8BEN or W-8BEN-E establishing an exemption from or reduction of the withholding tax under the benefit of an applicable income tax treaty or (ii) the interest is effectively connected with your conduct of a trade or business in the United States and you provide an appropriate statement to that effect on a properly completed and duly executed IRS Form W-8ECI or applicable successor form.

If you are engaged in a trade or business in the United States and interest (including OID) on a debt security is effectively connected with the conduct of that trade or business, you will be subject to United States federal income tax on such interest on a net income basis in generally the same manner as a United States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Purchase, Sale, Retirement and Other Disposition of the Debt Securities

Subject to the discussion of backup withholding below, you generally would not be subject to United States federal income tax on gain realized on the sale, exchange or retirement of a debt security (other than any amount representing accrued but unpaid interest or OID on the debt security, which will be treated as interest and will generally be subject to the rules discussed above under “Interest on the Debt Securities”) unless:

•the gain is effectively connected with your conduct of a trade or business in the United States, or
•you are an individual who was present in the United States for 183 or more days during the taxable year in which the gain is realized and certain other conditions exist.

If you are described in the second bullet point above, you generally will be subject to United States federal income tax at a flat rate of 30% (unless a lower treaty rate applies) on your gain from the disposition, which may be offset by certain United States-source capital losses. If you are described in the first bullet point above, you will be subject to United States federal income tax on such gain on a net income basis in generally the same manner as a United

States holder, unless an applicable income tax treaty provides otherwise. If you are a non-United States holder that is treated as a foreign corporation for United States federal income tax purposes, you may also be subject to a branch profits tax at a 30% rate (or lower applicable treaty rate) on your effectively connected earnings and profits, subject to adjustments.

Estate Tax

For purposes of the United States federal estate tax, debt securities issued by Stellantis will be treated as situated outside the United States and will not be includible in the gross estate of a holder who is neither a citizen nor a resident of the United States at the time of death.

A debt security issued by Stellantis Finance held by an individual who at death is not a citizen or resident of the United States would not be includible in the individual’s gross estate for United States federal estate tax purposes if:

•the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Stellantis Finance entitled to vote at the time of death, and
•the income on the debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

Treasury Regulations Requiring Disclosure of Reportable Transactions

Treasury regulations require United States taxpayers to report certain transactions that give rise to a loss in excess of certain thresholds. Under these regulations, if the debt securities are denominated in a foreign currency, a United States holder (or a non-United States holder that holds the debt securities in connection with a U.S. trade or business) that recognizes a loss with respect to the debt securities that is characterized as an ordinary loss due to changes in currency exchange rates (under any of the rules discussed above) would be required to report the loss on IRS Form 8886 (Reportable Transaction Statement) if the loss exceeds the thresholds set forth in the regulations. For individuals and trusts, this loss threshold is $50,000 in any single taxable year. For other types of taxpayers and other types of losses, the thresholds are higher. You should consult with your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of debt securities.

Foreign Account Tax Compliance Withholding

In the case of debt securities issued by Stellantis Finance, a 30% withholding tax may be imposed under FATCA on certain payments to you or to certain foreign financial institutions, investment funds and other non-U.S. persons receiving payments on your behalf if you or such persons fail to comply with certain information reporting requirements. Payments of interest that you receive in respect of the debt securities could be affected by this withholding if you are subject to the FATCA information reporting requirements and fail to comply with them or if you hold debt securities through a non-U.S. person (e.g., a foreign bank or broker) that fails to comply with these requirements (even if payments to you would not otherwise have been subject to FATCA withholding). You should consult your own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.

We will not pay any additional amounts in respect of FATCA withholding, so if this withholding applies, you will receive significantly less than the amount that you would have otherwise received with respect to your debt securities. Depending on your circumstances, you may be entitled to a refund or credit in respect of some or all of this withholding. However, even if you are entitled to have any such withholding refunded, the required procedures could be cumbersome and significantly delay the holder’s receipt of any amounts withheld.

Backup Withholding and Information Reporting

If you are a non-corporate United States holder of a debt security, information reporting requirements, on Internal Revenue Service Form 1099, generally will apply to payments of principal and interest on a debt security within the United States. Information reporting may also apply in respect of any OID that accrues on a debt security. In the case of a debt security issued by Stellantis Finance, the applicable withholding agent will generally be required to report to the IRS all payments of principal, any premium and interest on your debt security, and the accrual of OID on a discount debt security (unless you are an exempt recipient).

In addition, the applicable withholding agent will be required to report to the IRS any payment of proceeds of the sale of your debt security before maturity within the United States (unless you are an exempt recipient). Additionally, backup withholding would apply to any such payments, including payments of OID, if you fail to provide an accurate taxpayer identification number, or (in the case of interest payments) you are notified by the IRS that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

In general, if you are a Non-United States holder that holds a debt security issued by Stellantis Finance, the applicable withholding agent will be required to report payments of interest on your debt security on IRS Form 1042-S. Payments of principal, premium or interest, including OID, on your debt security would otherwise not be subject to information reporting and backup withholding (whether issued by Stellantis or by Stellantis Finance), provided that the certification requirements described above under “— Non-United States Holders—Interest on the Debt Securities-Stellantis Finance” are satisfied or you otherwise establish an exemption. In addition, payment of the proceeds from the sale of debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting if you have furnished to the applicable withholding agent an appropriate IRS Form W-8, an acceptable substitute form or other documentation upon which it may rely to treat the payment as made to a non-United States person.

In general, payment of the proceeds from the sale of debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker could be subject to information reporting in the same manner as a sale within the United States (and in certain cases may be subject to backup withholding as well) if (i) the broker has certain connections to the United States, (ii) the proceeds or confirmation are sent to the United States or (iii) the sale has certain other specified connections with the United States.

You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Dutch Taxation of Debt Securities

This section solely addresses the principal Dutch tax consequences of the acquisition, ownership and disposal of debt securities and does not purport to describe every aspect of taxation that may be relevant to a particular holder. Among other things, this section does not describe any Dutch tax considerations or consequences arising from the Dutch Minimum Tax Act 2024 (the Dutch implementation of Council Directive (EU) 2022/2523 of December 14, 2022 on ensuring a global minimum level of taxation for multinational enterprise groups and large-scale domestic groups in the EU) which may be relevant for a particular holder. Tax matters are complex, and the tax consequences of the offer to a particular holder of debt securities will depend in part on such holder’s circumstances. Accordingly, a holder is urged to consult his own tax advisor for a full understanding of the tax consequences of the offer to him, including the applicability and effect of Dutch tax laws.

Where in this section English terms and expressions are used to refer to Dutch concepts, the meaning to be attributed to such terms and expressions shall be the meaning to be attributed to the equivalent Dutch concepts under Dutch tax law. Where in this section the terms “The Netherlands” and “Dutch” are used, these refer solely to the European part of the Kingdom of the Netherlands. This section assumes that the Stellantis debt issuers and the guarantor are organized, and that their respective businesses will be conducted, in the manner outlined in this prospectus.

This section is based on the tax law of The Netherlands (unpublished case law not included) as it stands at the date of this prospectus. The tax law upon which this section is based is subject to changes, possibly with retroactive effect.
This section does not address the Dutch tax consequences for a holder of offered debt securities who:

(i)is a person who may be deemed an owner of the offered debt securities for Dutch tax purposes pursuant to specific statutory attribution rules in Dutch tax law;

(ii)is, although in principle subject to Dutch corporation tax, in whole or in part, specifically exempt from that tax in connection with income from the offered debt securities (such as a qualifying pension fund and a tax exempt investment fund (vrijgestelde beleggingsinstelling)), or is an entity that is not tax resident in the Netherlands and that functions in a manner that is comparable to a tax exempt investment fund;
(iii)is an investment institution as defined in the Dutch Corporation Tax Act 1969 ("CITA") or is an entity that is not tax resident in the Netherlands and that functions in a manner that is comparable to an investment institution as defined in the CITA;
(iv)owns the offered debt securities in connection with a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or management role;
(v)has a substantial interest in a Stellantis debt issuer or the guarantor, as the case may be, or a deemed substantial interest in a Stellantis debt issuer or the guarantor, as the case may be, for Dutch tax purposes. Generally, a person holds a substantial interest if (a) such person – either alone or, in the case of an individual, together with his partner or any of his relatives by blood or by marriage in the direct line (including foster-children) or of those of his partner for Dutch tax purposes – owns or is deemed to own, directly or indirectly, 5% or more of the shares or of any class of shares of the applicable Stellantis debt issuer or the guarantor, as the case may be, or rights to acquire, directly or indirectly, such an interest in the shares of such Stellantis debt issuer or the guarantor, as the case may be or profit participating certificates relating to 5% or more of the annual profits or to 5% or more of the liquidation proceeds of such Stellantis debt issuer or the guarantor, as the case may be, or (b) such person’s shares, rights to acquire shares or profit participating certificates in the applicable Stellantis debt issuer or the guarantor, as the case may be, are held by him following the application of a non-recognition provision;
(vi)is an entity that is related (gelieerd) to a Stellantis debt issuer or the guarantor within the meaning of the Dutch Withholding Tax Act 2021. An entity is considered related if (i) it has a qualifying interest in a Stellantis debt issuer or the guarantor; (ii) a Stellantis debt issuer or the guarantor has a qualifying interest in that entity; or (iii) a third party has a qualifying interest in both a Stellantis debt issuer or the guarantor and that entity. The term qualifying interest means a directly or indirectly held interest — either by the entity individually or jointly if the holder of the debt securities is part of a qualifying unity (kwalificerende eenheid) — that enables the entity or the qualifying unity to exercise such a decisive influence on a Stellantis debt issuer's or the guarantor's decisions so that it can determine its activities; or
(vii) is for Dutch tax purposes taxable as a corporate entity and resident of Aruba, Curaçao or Sint Maarten.

Withholding tax

All payments under the debt securities, whether made by a Stellantis debt issuer or by the guarantor, may be made free from withholding or deduction of or for any taxes of whatever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority of or in The Netherlands, except where debt securities are issued under such terms and conditions that such debt securities are capable of being classified as equity of Stellantis for Dutch tax purposes or actually function as equity of Stellantis within the meaning of section 10, paragraph 1, letter d of the CITA.

If the exception applies, Stellantis would generally be required to withhold Dutch dividend withholding tax at a rate of 15 per cent. from payments, other than a repayment of principal, made by it under the debt securities. A holder of debt securities may be entitled to exemptions from, credit for, or reductions or refunds of Dutch dividend withholding tax, depending on the specific circumstances of that holder.

Taxes on income and capital gains

Resident holders of debt securities: individuals

A holder of debt securities who is an individual and resident or deemed to be resident in the Netherlands for purposes of Dutch income tax, and who is engaged or deemed to be engaged in an enterprise or in miscellaneous activities (resultaat uit overige werkzaamheden) is generally subject to income tax at statutory progressive rates with a maximum of 49.5 per cent. on any benefits derived or deemed to be derived from the debt securities, including any capital gains realized on any disposal of the debt securities, where those benefits are attributable to:

(i)an enterprise from which that individual derives profits, whether as an entrepreneur (ondernemer) or by being co-entitled (medegerechtigde) to the net worth of the enterprise other than as an entrepreneur or shareholder; or
(ii)miscellaneous activities, including activities beyond the scope of active portfolio investment activities (meer dan normaal vermogensbeheer).
Generally, debt securities held by a Dutch resident individual who is not engaged or deemed to be engaged in an enterprise or in miscellaneous activities, or who is so engaged or deemed to be engaged but the debt securities are not attributable to that enterprise or miscellaneous activities, will be subject to annual income tax imposed on a fictitious yield on the fair market value of the debt securities on 1 January of each calendar year under the regime for savings and investments (inkomen uit sparen en beleggen). Irrespective of the actual income or capital gains realized, the annual taxable benefit from such a Dutch resident individual’s assets and liabilities taxed under this regime, including the debt securities, is based on fictitious percentages applied to the fair market value of (i) bank savings, (ii) other assets, including the debt securities, and (iii) liabilities.

Taxation only occurs if and to the extent the sum of the fair market value of bank savings and other assets minus the fair market value of the liabilities exceeds a certain threshold (heffingvrij vermogen). The tax rate under the regime for savings and investments is a flat rate of 36 per cent.

For the calendar year 2026, the fictitious percentages applicable to the first and third categories mentioned above (bank savings and liabilities) have not yet been determined. The fictitious yield percentage applicable to the second category mentioned above (other assets, including the debt securities) is 6 per cent. for the calendar year 2026.

Certain transactions that have the effect of reducing the fictitious yield by shifting assets between the aforementioned categories (i) and (ii) or increasing liabilities in any three months period before and after 1 January will for this purpose be ignored unless the holder of debt securities can demonstrate that such transactions are implemented for other reasons than arbitration between fictitious yield percentages.

In connection with decisions of the Dutch Supreme Court that the regime for savings and investments under specific circumstances may be incompatible with the European Convention on Human Rights, a law entered into force on July 19, 2025, introducing a rebuttal scheme for taxpayers with retroactive effect, partially to January 1, 2017 and partially to January 1, 2023. Taxpayers have the possibility to rebut the applicable fictitious yield if the actual yield (determined in accordance with the specific rules set out in the aforementioned law) realized in a certain year is lower. The mere value increase of assets is also considered a realized yield for the application of the rebuttal scheme. If taxpayers succeed in their rebuttal, taxation under the regime for savings and investments is only due in respect of the actual yield realized in the relevant year. The rebuttal scheme is an interim solution for the period until a new regime for taxation of savings and investments is adopted, which is expected to be as of January 1, 2028. Holders of debt securities are advised to consult their own tax adviser regarding the use of the rebuttal scheme and to ensure that tax is levied in line with the decisions of the Dutch Supreme Court.

Resident holders of debt securities: corporate entities

A holder of debt securities that is an entity or enterprise subject to the CITA and resident or deemed to be resident in the Netherlands is generally subject to corporate income tax at statutory rates up to 25.8 per cent. on any benefits derived or deemed to be derived from the debt securities, including any capital gains realized on their disposal.

Non-resident holders of debt securities: individuals

If a holder of debt securities is an individual who is neither resident nor deemed to be resident in The Netherlands for purposes of Dutch income tax, he will not be subject to Dutch income tax in respect of any benefits derived or deemed to be derived from or in connection with debt securities, except if:

(i)he derives profits from an enterprise, whether as an entrepreneur or pursuant to a co-entitlement to the net value of such enterprise, other than as a shareholder, and such enterprise is carried on, in whole or in part, through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in the Netherlands, to which the debt securities are attributable ; or

(ii)he derives benefits from miscellaneous activities carried on in the Netherlands in respect of the debt securities, including activities which are beyond the scope of active portfolio investment activities; or
(iii)he is entitled to a share — other than by way of securities — in the profits of an enterprirse, which is effectively managed in the Netherlands and to which the debt securities are attributable.
Under certain specific circumstances, Dutch taxation rights may be restricted pursuant to treaties for the avoidance of double taxation.

Non-resident holders of debt securities: individuals

If a holder of debt securities is a corporate entity, or any entity, including an association, a partnership and a mutual fund, taxable as a corporate entity, which is neither resident nor deemed to be resident in the Netherlands for purposes of Dutch corporation tax, it will not be subject to Dutch corporation tax in respect of any benefits derived or deemed to be derived from or in connection with debt securities, except if:

(i)it derives profits from an enterprise directly which is carried on, in whole or in part, through a permanent establishment or a permanent representative in the Netherlands and to which permanent establishment or permanent representative its debt securities are attributable ; or
(ii)it is entitled to a share — other than by way of securities — in the profits of an enterprirse or a co-entitlement to the net worth of an enterprise, which is effectively managed in the Netherlands and to which the debt securities are attributable.
Under certain specific circumstances, Dutch taxation rights may be restricted pursuant to treaties for the avoidance of double taxation.

General

A holder of debt securities will not become resident or deemed resident of the Netherlands by reason only of holding the debt securities.

Gift and inheritance taxes

No Dutch gift tax or Dutch inheritance tax will arise with respect to an acquisition or deemed acquisition of debt securities by way of gift by, or upon the death of, a holder of debt securities who is neither resident nor deemed to be resident in The Netherlands for purposes of Dutch gift tax or Dutch inheritance tax except if, in the event of a gift whilst not being a resident nor being a deemed resident in The Netherlands for purposes of Dutch gift tax or Dutch inheritance tax, the holder of debt securities becomes a resident or a deemed resident in The Netherlands and dies within 180 days after the date of the gift.

For purposes of Dutch gift tax and Dutch inheritance tax, a gift of debt securities made under a condition precedent is deemed to be made at the time the condition precedent is satisfied.

Registration taxes and duties

No Dutch registration tax, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, is payable in The Netherlands in respect of or in connection with the execution and/or enforcement (including by legal proceedings and including the enforcement of any foreign judgment in the courts of The Netherlands) of the documents relating to the issue of debt securities, the performance by the applicable Stellantis debt issuer or the guarantor of their respective obligations under such documents or under debt securities, or the transfer of debt securities.

United States Taxation of Common Shares

You should read “Taxation—Material U.S. Federal Income Tax Consequences” in the 2025 Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material United States federal income tax consequences of the ownership and disposition of Stellantis’ common shares.

Dutch Taxation of Common Shares

You should read “Taxation—Material Netherlands Tax Consequences” in the 2025 Annual Report, which is incorporated by reference in this prospectus, or similar sections in subsequent filings incorporated by reference in this prospectus, for information relating to material Dutch tax consequences of the ownership and disposition of Stellantis’ common shares.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus:
•through underwriters;
•through dealers;
•through agents; or
•directly to one or more purchasers.

The prospectus supplement relating to any offering will identify or describe:
•any underwriters, dealers or agents;
•their compensation;
•the net proceeds to us;
•the purchase price of the securities;
•the initial public offering price of the securities; and
•any exchange on which the securities will be listed.

Underwriters

If we use underwriters in the sale, we will enter into an underwriting agreement, and a prospectus supplement will set forth the names of the underwriters and the terms of the transaction. The underwriters will acquire securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase securities apply, and the underwriters will be obligated to purchase all of the securities contemplated in an offering if they purchase any of such securities. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

We may enter into derivative or other hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities covered by this prospectus including securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowing of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or in a post-effective amendment). Stellantis may also sell common shares short using this prospectus and deliver common shares covered by this prospectus to close out such short positions, or loan or pledge common shares to financial institutions that in turn may sell the common shares using this prospectus. We may pledge or grant a security interest in some or all of the common shares covered by this prospectus to support a derivative or hedging position or other obligation and, if

Stellantis defaults in the performance of its obligations, the pledgees or secured parties may offer and sell the common shares from time to time pursuant to this prospectus.

One or more firms, referred to as “remarketing firms” may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for us. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities. The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with us and will describe the remarketing firm’s compensation.

If the prospectus supplement so indicates, we may authorize agents and underwriters or dealers to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement. These contracts will be subject to only those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth the commission payable for solicitation of such offers.

Each series of debt securities offered will be a new issue of securities and will have no established trading market. The debt securities offered may or may not be listed on a national securities exchange. We cannot be sure as to the liquidity of or the existence of trading markets for any debt securities offered.

In connection with any offering, certain persons participating in the offering, such as the underwriters, if any, may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by such persons of a greater number of securities than they are required to purchase in the offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress.

The underwriters, if any, in any offering also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representatives have repurchased securities sold by or for the account of such underwriter in stabilizing or short covering transactions.

These activities by such persons participating in the offering, as well as other purchases by such persons for their own accounts, may stabilize, maintain or otherwise affect the market prices of the securities. As a result, the prices of the securities may be higher than the prices that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by such persons participating in the offering at any time. These transactions may be effected in the over-the-counter market or otherwise.

Dealers
If we use dealers in the sale, unless we otherwise indicate in the prospectus supplement, we will sell securities to the dealers as principals. The dealers may then resell the securities to the public at varying prices that the dealers may determine at the time of resale.

Agents and Direct Sales

We may sell securities directly or through agents that we designate. The prospectus supplement names any agent involved in the offering and sale and states any commissions we will pay to that agent. Unless we indicate otherwise in the prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.

Institutional Investors

If we indicate in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase securities. In this case, payment and delivery will be made on a future date that the prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the securities that they may sell. These institutional investors include:

•commercial and savings banks;
•insurance companies;

•pension funds;
•investment companies;
•educational and charitable institutions; and
•other similar institutions as we may approve.

The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs:

•the validity of the arrangements; or
•the performance by us or the institutional investor.

Indemnification

Agreements that we have entered into or may enter into with underwriters, dealers, agents or remarketing firms may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act of 1933, as amended (the “Securities Act”). The agreements may also entitle them to contribution for payments which they may be required to make as a result of these liabilities. Underwriters, dealers, agents or remarketing firms may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with Stellantis to indemnification by Stellantis against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for Stellantis in the ordinary course of business.

Market Making

In the event that we do not list securities of any series on a U.S. national securities exchange, various broker-dealers may make a market in the securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in securities of any series or that the liquidity of the trading market for the securities will be limited.

VALIDITY OF SECURITIES

The validity of the debt securities and the guarantees will be passed upon for us by Sullivan & Cromwell LLP, our U.S. counsel, as to certain matters of New York law, and for any underwriters named in the applicable prospectus supplement by U.S. counsel to any such underwriters, as to certain matters of New York law. The validity of the debt securities, the common shares and the guarantees will be passed upon for us by De Brauw Blackstone Westbroek N.V. as to certain matters of Dutch law, and for any underwriters by Dutch counsel to any such underwriters. Sullivan & Cromwell LLP may rely upon the opinion of De Brauw Blackstone Westbroek N.V. with respect to all matters of Dutch law.

EXPERTS

The consolidated financial statements of Stellantis N.V. as of December 31, 2025 and 2024 and for each of the years in the two-year period ended December 31, 2025 incorporated by reference herein and the effectiveness of Stellantis N.V.’s internal control over financial reporting have been audited by Deloitte & Associés, an independent registered public accounting firm, as stated in their reports. Such consolidated financial statements are incorporated herein by reference in reliance upon the reports of such firm given their authority as experts in accounting and auditing.

The consolidated financial statements of Stellantis N.V. for the year ended December 31, 2023 appearing in Stellantis N.V.’s annual report on Form 20-F for the year ended December 31, 2025, have been audited by EY S.p.A., an independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. However, EY S.p.A. was not engaged to audit, review or apply any procedures to the adjustments described in Note 2 that were applied to restate the 2023 consolidated statement of cash flows as a result of the change in accounting policy, and accordingly, EY did not express an opinion or any other form of assurance about whether such adjustments are appropriate and have been properly applied. Those adjustments were audited by Deloitte & Associés in 2025. In the opinion of Deloitte & Associés, such adjustments are appropriate and have been properly applied.

EXPENSES

The following is a statement of the expenses to be incurred by us in connection with a distribution of securities registered under this registration statement:

Securities and Exchange Commission registration fee	$(1)
Printing and engraving expenses	$(2)
Legal fees and expenses	$(2)
Accounting fees and expenses	$(2)
Indenture Trustee's fees and expenses	$(2)
Rating Agencies' fees	$(2)
Miscellaneous	$(2)

Total	$(2)
____________________________
(1)     The registrants are registering an indeterminate amount of securities under the registration statement and in accordance with Rules 456(b) and 457(r), the registrants are deferring payment of any registration fee until the time the securities are sold under the registration statement pursuant to a prospectus supplement.

(2)     These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be calculated at this time. An estimate of the aggregate amount of these expenses will be included in the applicable prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 8. Indemnification of Directors and Officers.

Stellantis Group

The Group has purchased and maintains insurance for the benefit of its directors and officers which, subject to policy terms and limitations, includes coverage to reimburse directors and officers of Stellantis and its subsidiaries for all costs that are incurred in the defense of any action, suit or proceeding to which such directors or officers are made party in their capacity as such, or as director or officer of a company in which Stellantis owns shares or is a creditor.

Stellantis

Pursuant to Dutch law, Stellantis’ directors and officers may be liable to Stellantis for improper or negligent performance of their duties. They may in certain circumstances also be liable to third parties for damages in the event of bankruptcy, default on the payment of taxes, improper or negligent performance of their duties, or tort. In certain circumstances, directors or officers may also incur criminal liability.

Under its articles of association, Stellantis is required to indemnify any and all of its directors, officers, former directors, former officers (including former directors and officers of PSA), and any person who may have served at its request as a director or officer of another company in which it owns shares or of which it is a creditor, who were or are made a party or are threatened to be made a party or are involved in, any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitral or investigative (each, a “Proceeding”), or any appeal in such a Proceeding or any inquiry or investigation that could lead to such a Proceeding against any and all liabilities, damages, reasonable and documented expenses (including reasonably incurred and substantiated attorney’s fees), financial effects of judgments, fines, penalties (including excise and similar taxes and punitive damages) and amounts paid in settlement in connection with such Proceeding by any of them. However, no indemnification will be made in respect of any claim, issue, or matter as to which any of the above-mentioned indemnified persons is adjudged by the competent court or, in the event of arbitration, by an arbiter, in a final and non-appealable decision to be liable for gross negligence or willful misconduct in the performance of such person’s duty to Stellantis. This indemnification by Stellantis is not exclusive of any other rights to which those indemnified may be entitled otherwise.

The provisions of Dutch law governing the liability of directors and officers are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of directors and officers, the concept of indemnification of directors and officers of a company for liabilities arising from actions undertaken because of their position in the company is, in principle, accepted in The Netherlands.

Stellantis Finance

Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may, in its certificate of incorporation, eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability: (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the DGCL (pertaining to certain prohibited acts including unlawful payment of dividends or unlawful purchase or redemption of the corporation’s capital stock); or (iv) for any transaction from which the director derived an improper personal benefit.

Section 145 of the DGCL provides, in relevant part, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Eligibility for indemnification in relation to an action or suit by or in the right of the corporation may be further subject to the adjudication of the Delaware Court of Chancery or the court in which such action or suit was brought. The determination regarding whether the indemnitee has met the applicable standard of conduct generally must be made by a majority of disinterested directors (or a committee thereof) or the stockholders, although indemnification is mandatory where the indemnitee is successful on the merits or otherwise in defense of the action. A corporation may advance the expenses incurred by an officer or director in defending against any action, suit or proceeding upon receipt of an undertaking by or on behalf of such person to repay such expenses if it is ultimately determined that such person is not entitled to indemnification. The statute also provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under any by-law, agreement, vote of stockholders or disinterested directors, or otherwise.

Section 145(g) of the DGCL authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as such at any other enterprise against any liability asserted against and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person under the DGCL.

The DGCL permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The certificate of incorporation of Stellantis Finance provides that a director of Stellantis Finance will not be liable to Stellantis Finance or its shareholders for monetary damages for breach of fiduciary duty as a director, except in certain cases where liability is mandated by the DGCL. Stellantis Finance’s bylaws provide for indemnification of its officers, directors, employees and agents to the extent permitted by the DGCL.

Item 9. Exhibits

Reference is made to the Exhibit Index included herewith which is incorporated herein by reference.

Item 10. Undertakings

Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee” table in the effective registration statement;
(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by Stellantis pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)    That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned registrant or used or referred to by an undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.

(7) That, for purposes of determining any liability under the Securities Act, each filing of Stellantis’ annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants, of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

INDEX TO EXHIBITS

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement for Debt Securities of Stellantis.*
1.2	Form of Underwriting Agreement for Debt Securities of Stellantis Finance.*
1.3	Form of Underwriting Agreement for Common Shares.*
4.1	Form of Indenture among Stellantis and The Bank of New York Mellon, as trustee.
4.2	Form of Debt Securities of Stellantis (included in Exhibit 4.1).
4.3	Form of Indenture among Stellantis Finance, Stellantis and The Bank of New York Mellon, as trustee.
4.4	Form of Debt Securities of Stellantis Finance and Guarantees relating thereto (included in Exhibit 4.3).
4.5
English translation of the Articles of Association of Stellantis N.V. (incorporated by reference to Exhibit 1.1 to Stellantis’ Annual Report on Form 20-F (File No. 001-36675) for the fiscal year ended December 31, 2021 filed with the SEC on February 25, 2022).

4.6
English translation of the Deed of Incorporation of Stellantis N.V. (incorporated by reference to Exhibit 3.2 to Stellantis’ Registration Statement on Form F-4 (File No. 333-197229) filed with the SEC on July 3, 2014).

5.1
Opinion of De Brauw Blackstone Westbroek N.V., as to the validity of the Debt Securities of Stellantis, the Common Shares of Stellantis and the Guarantees of Stellantis, as to certain matters of Dutch law.

5.2	Opinion of Sullivan & Cromwell LLP, as to the validity of the Debt Securities of Stellantis and Stellantis Finance, and the Guarantees of Stellantis, as to certain matters of New York law.
8.1	Opinion of De Brauw Blackstone Westbroek N.V., as to certain matters of Dutch taxation (included in Exhibit 5.1 above).
8.2	Opinion of Sullivan & Cromwell LLP, as to certain matters of U.S. taxation.
23.1	Consent of Deloitte & Associés.
23.2	Consent of EY S.p.A.
23.3	Consent of De Brauw Blackstone Westbroek N.V. (included in Exhibit 5.1).
23.4	Consent of Sullivan & Cromwell LLP (included in Exhibits 5.2 and 8.2 above).
24.1	Powers of attorney for signatories of Stellantis and Stellantis Finance (included as part of the signature pages of the Registration Statement).
25.1	Statement of eligibility of The Bank of New York Mellon, as trustee on Form T-1 with respect to the form of indenture between Stellantis N.V. and The Bank of New York Mellon.
25.2	Statement of eligibility of The Bank of New York Mellon, as trustee on Form T-1 with respect to the form of indenture among Stellantis Finance US Inc., Stellantis N.V. and The Bank of New York Mellon.
107	Filing Fee Table.

* To be filed by amendment or incorporated by reference to a subsequently filed Report on Form 6-K.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stellantis N.V. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Auburn Hills, Michigan, on August 3, 2026.

Stellantis N.V.

By:	/s/ Joao Laranjo
Name: Joao Laranjo
Title: Chief Financial Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Giorgio Fossati his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 2026.

Signature	Title

/s/ John Elkann
John Elkann	Chairman and Director

/s/ Antonio Filosa	Chief Executive Officer and Director
Antonio Filosa	(principal executive officer)

/s/ Joao Laranjo	Chief Financial Officer
Joao Laranjo	(principal financial officer)

/s/ Bonnie Van Etten	Chief Accounting Officer
Bonnie Van Etten	(principal financial officer)

/s/ Robert Peugeot
Robert Peugeot	Vice Chairman and Director

/s/ Henri de Castries
Henri de Castries	Director

/s/ Fiona Clare Cicconi
Fiona Clare Cicconi	Director

/s/ Nicolas Dufourcq
Nicolas Dufourcq	Director

/s/ Juergen Esser
Juergen Esser	Director

/s/ Ann Godbehere
Ann Godbehere	Director

/s/ Claudia Parzani
Claudia Parzani	Director

/s/ Daniel Ramot
Daniel Ramot	Director

/s/ Benoît Ribadeau-Dumas
Benoît Ribadeau-Dumas	Director

/s/ Alice Davey Schroeder
Alice Davey Schroeder	Director

/s/ Christopher J. Pardi
Christopher J. Pardi	Authorized Representative in the United States

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Stellantis Finance US Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Turin, Italy, on August 3, 2026.

STELLANTIS FINANCE US INC.

By:	/s/ Ferrante Zileri Dal Verme
Name: Ferrante Zileri Dal Verme
Title: President and Treasurer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below severally constitutes and appoints Giorgio Fossati, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities to do any and all things and execute any and all instruments that such attorney may deem necessary or advisable under the Securities Act of 1933 (the “Securities Act”), and any rules, regulations and requirements of the Securities and Exchange Commission (the “Commission”) in connection with the registration under the Securities Act of the Securities and any Blue Sky laws or other securities laws of any of the states of the United States of America in order to effect the registration or qualification (or exemption therefrom) of the said securities for issue, offer, sale or trade under the Blue Sky or other securities laws of any of such states and in connection therewith to execute, acknowledge, verify, deliver, file and cause to be published applications, reports, consents to service of process, appointments of attorneys to receive service of process and other papers and instruments which may be required under such laws, including specifically, but without limiting the generality of the foregoing, the power and authority to sign his or her name in his or her capacity as an attorney-in-fact or in any other capacity with respect to this Registration Statement and/or such other form or forms as may be appropriate to be filed with the Commission or under or in connection with any Blue Sky laws or other securities laws of any state of the United States of America or with such other regulatory bodies and agencies as any of them may deem appropriate in respect of the Securities, and with respect to any and all amendments, including post-effective amendments, to this Registration Statement and to any and all instruments and documents filed as part of or in connection with this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on August 3, 2026.

Signature	Title

/s/ Ferrante Zileri Dal Verme	President, Treasurer and Director
Ferrante Zileri Dal Verme	(principal executive officer and principal financial officer)

/s/ Andrea Fluent	Chief Accounting Officer
Andrea Fluent	(principal accounting officer)

/s/ Patrick Fiedler	Vice President, Assistant Treasurer and Director
Patrick Fiedler

/s/ Raffaella Papa
Raffaella Papa	Director

/s/ Maria Zehnder
Maria Zehnder	Director